Exhibit 10.1

Certain information identified by [***] have been excluded from this exhibit because it is both (i) not material and (ii) competitively harmful if publicly disclosed.

EXECUTION VERSION

RESEARCH AND COLLABORATION AGREEMENT

by and among

Eli Lilly and Company

and

ProQR Therapeutics N.V.

and

ProQR Therapeutics VIII B.V.

CONFIDENTIAL

RESEARCH AND COLLABORATION AGREEMENT

This Research and Collaboration Agreement (“Agreement”) is entered into as of September 3rd, 2021 (the “Effective Date”), by and among ProQR Therapeutics N.V., a company organized and existing under the laws of the Netherlands, having its principal place of business at Zernikedreef 9, 2333 CK Leiden, The Netherlands, and ProQR Therapeutics VIII B.V., a company organized and existing under the laws of the Netherlands, having its principal place of business at Zernikedreef 9, 2333 CK Leiden, the Netherlands, (such entities, collectively, “ProQR”), and Eli Lilly and Company, a corporation organized and existing under the laws of Indiana, with its principal business office located at Lilly Corporate Center, Indianapolis, Indiana 46285, U.S.A. (“Lilly”). Lilly and ProQR are each hereafter referred to individually as a “Party” and together as the “Parties.”

Whereas, ProQR is a biotechnology company that has developed a proprietary platform named AXIOMER® relating to the design of antisense oligonucleotides to edit RNA in cells, and controls certain intellectual property rights with respect to using such platform to discover, generate, optimize, identify and select antisense oligonucleotide sequences;

Whereas, Lilly is a pharmaceutical company engaged in the research, development, manufacturing, marketing and distribution of pharmaceutical products, including therapeutic products;

Whereas, ProQR and Lilly desire to collaborate to use the ProQR Platform (as defined below) to discover, generate, optimize, identify and select antisense oligonucleotide sequences which are Directed To (as defined below) Project Targets (as defined below); and

Whereas, Lilly desires to obtain from ProQR, and ProQR desires to grant to Lilly, certain exclusive and non-exclusive license rights to develop, manufacture, and commercialize Compounds or Products containing such antisense oligonucleotide sequence(s) Directed To Project Targets, subject to the terms and conditions of this Agreement.

Now, Therefore, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

Article 1

DEFINITIONS

Capitalized terms used in this Agreement and the Exhibits hereto shall have the following meanings (or as defined elsewhere in this Agreement):

1.1           “Acquirer” has the meaning set forth in the definition of “Change of Control.”

1.2           “Additional Project” has the meaning set forth in Section 3.4.

CONFIDENTIAL

1.3           “Additional Target” has the meaning set forth in Section 3.4.

1.4           “Additional Workplan” has the meaning set forth in Section 4.4.2.

1.5           “Affiliate” means, with respect to any Person, any entity that, at the relevant time (whether as of the Effective Date or thereafter), directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, for so long as such control exists. As used in this Section 1.5, “control” means: (a) to possess, directly or indirectly, the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities or by contract relating to voting rights or corporate governance; or (b) direct or indirect ownership of fifty percent (50%) (or such lesser percentage that is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) or more of the voting share capital or other equity interest in such entity.

1.6           “Agreement” has the meaning set forth in the Preamble.

1.7           “Alliance Manager” has the meaning set forth in Section 2.1.

1.8           “Applicable Laws” means the applicable provisions of any and all federal, national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, guidelines or requirements, administrative codes, guidance, ordinances, judgments, decrees, directives, injunctions, orders, or permits of or from any court, arbitrator, Regulatory Authority, Governmental Authority, taxing authority, national securities exchange or exchange listing organization having jurisdiction over or related to the relevant subject item that may be in effect from time to time during the Term, including data protection and privacy laws.

1.9           “Background IP” means Lilly Background IP or ProQR Background IP, as applicable.

1.10         “BLA/NDA” means a Biologic License Application or New Drug Application (as more fully described in the FD&C Act and any applicable regulations promulgated thereunder by the FDA), or any analogous application or submission with any Regulatory Authority outside of the United States.

1.11         “Business Day” means any day, other than any Saturday, Sunday, or any day that banks are authorized or required to be closed in Indianapolis, Indiana or Amsterdam, the Netherlands.

1.12         “Calendar Quarter” means each respective period of three (3) consecutive months ending on March 31, June 30, September 30, and December 31 of any Calendar Year.

1.13         “Calendar Year” means each respective period of twelve (12) consecutive months commencing on January 1 and ending on December 31.

CONFIDENTIAL

1.14         “Candidate Success CSFs” means with respect to a Project Target, the Critical Success Factors for such Project Target established by the JSC necessary for a Hit Directed To such Project Target to be considered a Successful Candidate.

1.15         “Change of Control” means:

(a)         with respect to either Party: (i) the acquisition by a Third Party, in one transaction or a series of related transactions, of direct or indirect beneficial ownership of more than [***] of the outstanding voting equity securities of such Party; (ii) a merger or consolidation involving such Party, as a result of which a Third Party acquires direct or indirect beneficial ownership of more than [***] of the voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (iii) a sale of all or substantially all of the assets of such Party in one transaction or a series of related transactions to a Third Party. The acquiring or combining Third Party in any of (i), (ii) or (iii), and any of such Third Party’s Affiliates (whether in existence as of or at any time following the applicable transaction, but other than the acquired Party and its Affiliates as in existence prior to the applicable transaction) are referred to collectively herein as the “Acquirer”; or

(b)         [***].

1.16         “Claim” has the meaning set forth in Section 11.1.1.

1.17         “Clinical Trial” means a human clinical trial, including a Phase I Clinical Trial, Phase II Clinical Trial or Phase III Clinical Trial, or any post-Regulatory Approval human clinical trial, as applicable.

1.18         “Combination Product” has the meaning set forth in the definition of “Net Sales.”

1.19         “Commercial Milestone Event” has the meaning set forth in Section 8.2.

1.20         “Commercialization” means any and all activities directed to the offering for sale of a Compound, Product or other compound, product or therapy including: (a) activities directed to storing, marketing, promoting, detailing, distributing, importing, exporting, selling and offering to sell that Compound, Product, or other compound, product or therapy; (b) conducting Clinical Trials after Marketing Approval of a Compound, Product, or other compound, product or therapy with respect to such Compound, Product, or other compound, product or therapy; (c) interacting with Regulatory Authorities regarding the foregoing; and (d) seeking Regulatory Approvals (as applicable) for and registration of that Compound, Product, or other compound, product or therapy beyond Marketing Approval (which is addressed within “Development”). When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning. For clarity, “Commercialization” shall not include any Development activities prior to Marketing Approval.

1.21         “Commercially Reasonable Efforts” of a Party means [***].

1.22         “Competing Program” has the meaning set forth in Section 7.2.1.

CONFIDENTIAL

1.23         “Compound” means any antisense oligonucleotide sequence designed to target, or which does target, a specific adenosine in an RNA expressed from a Target for deamination by an endogenous ADAR, which sequence is selected, discovered, generated, optimized or identified under the Research Program and Directed To a Project Target.

1.24         “Confidential Proprietary Information” has the meaning set forth in Section 12.1.1.

1.25         “Confidentiality Agreement” means that certain Non-Disclosure Agreement entered into between ProQR and Lilly as of [***], and as it may be amended.

1.26         “Control” or “Controlled” means, with respect to any Know-How, Patents, or other Technology or Intellectual Property Rights, that a Party has the legal authority or right (whether by ownership, license, or otherwise) to grant to the other Party a license, covenant not to sue, sublicense, access, or right to use (as applicable) under such Know-How, Patents, or other Technology or Intellectual Property Rights, on the terms and conditions set forth herein, in each case without violating any obligations of the granting Party owed to a Third Party, breaching the terms of any agreement with a Third Party or subjecting the granting Party to any additional fee or charge; provided that: (i) [***]; (ii) [***]; and (iii) [***].

1.27         “Cover” means, with respect to a claim of a Patent and a relevant Product, that such claim would be infringed, absent a license, by the Exploitation of such Product (considering claims of patent applications to be issued as then pending).

1.28         “Critical Success Factors” or “CSFs” means, with respect to a Project Target, (a) the Hit CSFs, or (b) the criteria that must be met in order for a Hit to be designated as a Successful Candidate.

1.29         “Development” or “Develop” means any and all activities directed to the non-clinical and clinical drug development activities that are necessary or useful to obtain Marketing Approval for a Compound, Product, or other compound, product or therapy, including design and conduct of Clinical Trials and the preparation and filing of Regulatory Filings and all regulatory affairs related to the foregoing. When used as a verb, “Developing” means to engage in Development and “Developed” has a corresponding meaning. For clarity, “Development” shall not include any Commercialization activities.

1.30         “Development Milestone Event” has the meaning set forth in Section 8.2.

1.31         “Development Milestone Payment” has the meaning set forth in Section 8.2.

1.32         “Directed To” means, with respect to (a) a compound, product or therapy, and (b) a Target, that the molecule contained in such compound, product or therapy is directed to, binds to, modulates or otherwise utilizes such Target.

1.33         “Disclosing Party” has the meaning set forth in Section 12.1.2.

CONFIDENTIAL

1.34         “Discontinued Target” means: (a) a Target that was previously a Lilly Target or Project Target but has been replaced by a Replacement Project pursuant to Section 3.5; (b) a Project Target for which Lilly discontinues Research pursuant to Section 3.6 or (c) a Project Target for which Lilly’s rights and licenses hereunder are terminated in accordance with this Agreement, including Article 13.

1.35         “Dispute” has the meaning set forth in Section 14.2.

1.36         “Divestiture” has the meaning set forth in Section 7.2.1.

1.37         “Dollar” means a U.S. dollar, and “$” is to be interpreted accordingly.

1.38         “Effective Date” has the meaning set forth in the preamble to this Agreement.

1.39         “Eli Lilly and Company Animal Care and Use Requirement for Animal Researchers and Suppliers” has the meaning set forth in Section 4.7.

1.40         “Eli Lilly and Company Good Research Practices” has the meaning set forth in Section 4.7.

1.41         “Enabling Technology” has the meaning set forth in Section 9.5.

1.42         “Excluded Technology” means any Patents Covering or Know-How directed to Manufacturing processes, drug delivery technology, or devices.

1.43         “Exclusivity Period” has the meaning set forth in Section 7.1.3.

1.44         “Executive Officers” means (a) with respect to ProQR, [***], and (b) with respect to Lilly, [***]; or any other person that the relevant party designates from time to time.

1.45         “Exploitation” means, individually or collectively, the Research, Development, registration, Manufacture, making, having made, use, storage, keeping, importation, exportation, transportation, promotion, marketing, distribution, offering for sale, sale or other exploitation or Commercialization of a Compound or Product or other compound, product or therapy. When used as a verb, “to Exploit” and “Exploiting” mean to engage in Exploitation, and “Exploited” has a corresponding meaning.

1.46         “FD&C Act” means the United States Federal Food, Drug and Cosmetic Act, as amended.

1.47         “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.48         “Field” means any and all purposes and uses, including diagnostic, prophylactic, and therapeutic treatment of any disease or medical condition in humans and animals.

CONFIDENTIAL

1.49         “Firewall Event” has the meaning set forth in Section 15.8.5.

1.50         “Firewall Period” means, [***].

1.51         “Firewalls” means effective walls and screens established between ProQR, on the one hand, and on the other hand, an Acquirer of ProQR which has a Competing Program, to ensure that no non-public information, materials (such as lab notebooks, document management systems or other documented or memorialized Know-How) or non-personnel resources directly relating to any Project Targets, Lilly Targets, Compounds, Products, or the Research Program, or any non-public information, materials or non-personnel resources relating to Patents provided, or made accessible, to ProQR by Lilly are accessible by personnel of the Acquirer working on the Competing Program during the Firewall Period. For purposes of this definition, “Firewalls” shall include, during the Firewall Period, as necessary to satisfy this definition: (a) walls and screens (whether technical or physical) between (i) on the one hand, personnel of ProQR performing Research or Development activities under, or otherwise working on or involved with, the Research Program or having access to any ProQR Technology, non-public materials (such as lab notebooks, document management systems or other forms in which such Know-How may be memorialized) or non-personnel resources, in each case, directly relating to the Research Program (all of the foregoing, collectively, “Collaboration Personnel”) and (ii) on the other hand, personnel of an Acquirer working on the Competing Program, or having access to any non-public materials (such as lab notebooks, document management systems or other forms in which such Know-How may be memorialized) or non-personnel resources, in each case, directly relating to the Competing Program (all of the foregoing, collectively, “Competing Program Personnel”); and (b) processes ensuring that (i) Collaboration Personnel do not perform any Research or Development activities under the Competing Program or have access to any non-public materials (such as lab notebooks, document management systems or other forms in which such Know-How may be memorialized) or non-personnel resources, in each case, directly relating to the Competing Program and (ii) Competing Program Personnel do not perform Research or Development activities or any other work under the Research Program or have access to any ProQR Technology, non-public materials (such as lab notebooks, document management systems or other forms in which such Know-How may be memorialized) or non-personnel resources, in each case, directly relating to the Research Program. Notwithstanding the foregoing, “Firewalls” shall not (i) require activities specific to the Research Program to be performed in a separate facility than activities that are specific to the Competing Program, provided that the activities specific to the Research Program are performed in a different location within such facility than the activities specific to the Competing Program, (ii) restrict Collaboration Personnel from working together with Competing Program Personnel on Exploitation of any compound or product that is neither the subject of the Research Program nor the subject of the Competing Program, or (iii) restrict executive officers or members of the board of directors of ProQR or its Affiliates, including the Acquirer, from accessing or receiving disclosure of information solely as necessary to enable executive officers and the board of directors to comply with (x) their fiduciary obligations to ProQR or its Affiliates or (y) Applicable Laws; provided, however, that such executive officers or members of the board of directors are prohibited from using any information pertaining to the Research Program or any other activities covered under this Agreement to inform or make decisions regarding or relating to any Competing Programs.

CONFIDENTIAL

1.52         “First Commercial Sale” means [***].

1.53         “Generic Equivalent” means, with reference to a Product, any biologic or pharmaceutical product (including any competing equivalent product using endogenous ADAR recruitment which effects the same Target as a Compound) that is sold by a Third Party (other than a licensee of Lilly or any of its Affiliates) and that is approved for marketing and/or sale by a Regulatory Authority in reliance on or using data from the Regulatory Filings for the Product that were submitted by Lilly, its Affiliates, or their licensees, and that meets the equivalency determination by the applicable Regulatory Authority in such country as is necessary to permit substitution of such product for the Product under applicable law in such country.

1.54         “GLP Toxicology Study” means, with respect to a Compound or Product, an in vivo toxicology study that is conducted in compliance with then-current Good Laboratory Practices.

1.55         “Good Clinical Practices” or “cGCP” means all applicable current Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of Clinical Trials, including, as applicable: (a) as set forth in the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (“ICH”) E6 and any other guidelines for good clinical practice for trials on medicinal products in the Territory; (b) the Declaration of Helsinki (2004) as last amended at the 52nd World Medical Association in October 2000 and any further amendments or clarifications thereto; (c) U.S. Code of Federal Regulations Title 21, Parts 50, 54, 56, 312 and 314, as may be amended from time to time; and (d) the equivalent Applicable Laws in any relevant country, each as may be amended and applicable from time to time, and in each case (of (a)-(d)), that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

1.56         “Good Laboratory Practices” or “GLPs” means the then-current standards for laboratory activities for pharmaceuticals, as set forth in the FDA’s Good Laboratory Practice regulations as defined in 21 C.F.R. Part 58, the Council Directive 87/18/EEC, as amended, the principles for Good Laboratory Practice and/or the Good Laboratory Practice principles of the Organization for Economic Co-Operation and Development (“OECD”), and such standards of good laboratory practice as are required by the European Union and other organizations and governmental agencies in countries in which a Product is intended to be sold, to the extent such standards are not less stringent than United States Good Laboratory Practice.

1.57         “Good Research Practices” or “GRP” means research practices consistent with: (a) the research quality standards defining how Lilly’s research laboratories conduct good science for non-regulated work as set forth in Exhibit 4.7 Part A of this Agreement; and (b) the Research Quality Association (RQA), 2014 Quality in Research Guidelines for Working in Non-Regulated Research; (c) the WHO Quality Practices in Basic Biomedical Research Guidelines; and (d) the equivalent Applicable Laws if any, in any relevant country, each as may be amended and applicable from time to time.

CONFIDENTIAL

1.58         “Government Official” has the meaning set forth in Section 10.5.7.

1.59         “Governmental Authority” means any national, international, federal, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, and any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.60         “Hit” means a Compound(s) that: (a) is discovered or identified by ProQR; and (b) meets the applicable Hit CSFs for such Project Target.

1.61         “Hit CSFs” means, with respect to a Project Target, the CSFs for such Project Target established by the JSC necessary for a Compound(s) Directed To such Project Target to achieve a “Hit.”

1.62         “Improvement” means any: (a) modification, enhancement or change to the applicable Patents and/or Know-How of a Party created, conceived of or reduced to practice or acquired in the course of performing a Project; or (b) Patent right claiming any Know-How described in the foregoing subclause (a).

1.63         “IND” means an investigational new drug application filed with the FDA or any similar application filed with a Regulatory Authority in a country outside the U.S. required to commence Clinical Trials of a pharmaceutical product.

1.64         “Indemnitee” has the meaning set forth in Section 11.1.3.

1.65         “Indemnitor” has the meaning set forth in Section 11.1.3.

1.66         “Infringement” has the meaning set forth in Section 8.3.7.

1.67         “Initial Project” has the meaning set forth in Section 3.2.

1.68         “Initial Target” means the Target referred to as IDUA (UniProt identification number P35475).

1.69         “Initial Workplan” has the meaning set forth in Section 4.4.2.

1.70         “Initiation” means, with respect to a Clinical Trial, the first dosing in the first human subject in such Clinical Trial.

1.71         “Intellectual Property Rights” means any and all proprietary rights provided under: (a) patent law, including any Patents; (b) copyright law; (c) trademark law, or (d) any other applicable statutory provision or common law principle, including trade secret law, that may provide a right in ideas, formulae, algorithms, concepts, inventions (whether or not patentable), or Know-How, or the expression or use thereof.

CONFIDENTIAL

1.72         “Inventions” means all Know-How and inventions, whether or not patentable, including all rights, title and interest in and to the Intellectual Property Rights in all of the foregoing.

1.73         “[***] Target” means an [***] Target in the central or peripheral nervous system, but excluding any Targets selected for the purpose of developing Compounds to treat ocular diseases or conditions. For clarity, [***] Targets may be Additional Targets, Replacement Projects, or Reserved Targets.

1.74         “Joint Patents” has the meaning set forth in Section 9.7.4.

1.75         “Joint Program IP” has the meaning set forth in Section 9.2.2(d).

1.76         “JPC” has the meaning set forth in Section 2.4.

1.77         “JSC” has the meaning set forth in Section 2.3.

1.78         “JSC Co-Chairpersons” has the meaning set forth in Section 2.3.

1.79         “Know-How” means any proprietary scientific or technical information, inventions, discoveries, results and data of any type whatsoever, in any tangible or intangible form, including inventions, discoveries, databases, safety information, practices, methods, instructions, techniques, processes, drawings, documentation, specifications, formulations, formulae, knowledge, know-how, trade secrets, materials, skill, experience, test data and other information and technology applicable to formulations, compositions or products or to their manufacture, development, registration, use, marketing or sale or to methods of assaying or testing them, including pharmacological, pharmaceutical, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, physical and analytical, safety, quality control data, manufacturing, and stability data, studies and procedures, and manufacturing process and development information, results and data.

1.80         “Lilly” has the meaning set forth in the Preamble.

1.81         “Lilly Background IP” means any and all Patents and Know-How that Lilly or its Affiliates: (a) owns or Controls as of the Effective Date; or (b) arises outside the scope of the Research Program after the Effective Date and is Controlled by Lilly.

1.82         “Lilly Competitor” means a company that: (a) [***]; and (b) either (i) [***], or (ii) [***].

1.83         “Lilly Indemnitee” has the meaning set forth in Section 11.1.1.

1.84         “Lilly Patent” means any Patent constituting or claiming any Lilly Background IP or Lilly Program IP.

1.85         “Lilly Program IP” has the meaning set forth in Section 9.2.2(b).

CONFIDENTIAL

1.86         “Lilly Targets” means, individually or collectively, each Target that is a Project Target or of which a Project Target is a specific adenosine, element or mutated form. For avoidance of doubt, (i) there may be multiple Project Targets associated with a Lilly Target and a Lilly Target shall remain a Lilly Target so long (and only so long) as there is at least [***] Project Target associated with it and (ii) when there is no Project Target associated with a Lilly Target (because, for example, the Project Target has become a Discontinued Target), then such Lilly Target shall cease to be a Lilly Target.

1.87         “Lilly Technology” means, individually or collectively, the Lilly Background IP, Lilly Program IP, and Lilly’s interest in Joint Program IP.

1.88         “Loss of Market Exclusivity” means, [***].

1.89         “Losses” has the meaning set forth in Section 11.1.1.

1.90         “Manufacture” and “Manufacturing” means any and all activities related to the production, manufacture, formulation, finishing, packaging, labeling, shipping and holding of any Compound or Product, or other compound, product or therapy, or any component, intermediary or precursor thereof (including, for clarity, expression vectors, cell lines, culture media and feeds), and including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture, quality assurance and quality control (including testing).

1.91         “Marketing Approval” means all approvals, licenses, permits, notifications, registrations, clearances, authorizations, or waivers of any Regulatory Authority, that is or are necessary to initiate marketing and selling a Product in the Field in a particular jurisdiction, including a BLA/NDA.

1.92         “Milestone Events” has the meaning set forth in Section 8.2.

1.93         “Milestone Payments” has the meaning set forth in Section 8.2.

1.94         “Net Sales” means, with respect to a particular Product, the gross amount invoiced by Lilly or a Lilly Affiliate or any Sublicensee thereof to unrelated Third Parties, excluding any sublicensee, for the Product in the Territory, less the following items consistent with U.S. Generally Accepted Accounting Principles (U.S. GAAP), consistently applied: [***]

Such amounts shall be determined from the books and records of Lilly or its Affiliate or Sublicensee, maintained in accordance with U. S. GAAP or, in the case of Sublicensees, such similar accounting principles, consistently applied. Lilly further agrees in determining such amounts, it will use Lilly’s then current standard procedures and methodology, including Lilly’s then current standard exchange rate methodology for the translation of foreign currency sales into U.S. Dollars or, in the case of Sublicensees, such similar methodology, consistently applied.

In the event that the Product is sold as part of a Combination Product (where “Combination Product” means any pharmaceutical product which comprises the Product and other active compound(s), ingredient(s) and/or device(s)), the Net Sales of the Product, for the purposes of determining royalty and commercial milestone payments, shall be determined [***].

CONFIDENTIAL

In the event that the weighted average sale price of the Product can be determined but the weighted average sale price of the other active compound(s), ingredient(s) and/or device(s) cannot be determined, Net Sales for purposes of determining royalty payments shall be calculated by [***].

In the event that the weighted average sale price of the other active compound(s), ingredient(s) and/or device(s) can be determined but the weighted average sale price of the Product cannot be determined, Net Sales for purposes of determining royalty payments shall be calculated by [***].

In the event that the weighted average sale price of both the Product and the other active compound(s), ingredient(s) and/or device(s) in the Combination Product cannot be determined, the Net Sales of the Product shall be deemed to be equal to the mutually agreed (by the Parties) percentage of the Net Sales of the Combination Product, based on the relative value and/or cost of the Product and other active compound(s), ingredient(s) and/or device(s) in such Combination Product; provided, however, that in the event the Parties cannot, in spite of good faith efforts, mutually agree to such a percentage, then such percentage shall be equal to [***] of the Net Sales of the Combination Product.

The weighted average sale price for a Product, other active compound(s), ingredient(s) and/or device(s), or Combination Product shall be calculated [***] and such price shall be used during all applicable royalty reporting periods for [***]. When determining the weighted average sale price of a Product, other active compound(s), ingredient(s) and/or device(s), or Combination Product, the weighted average sale price shall be calculated by [***]. In the initial Calendar Year, a forecasted weighted average sale price will be used for the Product, other active compound(s), ingredient(s) and/or device(s), or Combination Product. Any over or under payment due to a difference between forecasted and actual weighted average sale prices will be paid or credited in the first royalty payment of the following [***].

1.95         “Orphan Indication” means an indication for use of a drug to treat a rare disease or condition where the number of people affected by the disease or condition is less than 200,000 persons in the U.S. or where the indication for use otherwise meets the criteria for orphan drug designation under section 526(a) of the FD&C Act and 21 C.F.R. 316.21.

1.96         “Party” and “Parties” has the meaning set forth in the Preamble.

1.97         “Patents” means: (a) patents and patent applications; (b) any and all divisionals, continuations, continuations-in-part, reissues, renewals, substitutions, registrations, re-examinations, revalidations, extensions, supplementary protection certificates and the like of any such patents and patent applications; and (c) any and all foreign equivalents of the foregoing.

CONFIDENTIAL

1.98         “Person” means any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.

1.99         “Personal Information” means, in addition to any definition for any similar term (e.g., “personal data” or “personally identifiable information” or “PII”) provided by Applicable Laws, or by either Party in any of its own privacy policies, notices or contracts, all information that identifies, could be used to identify or is otherwise associated with an individual person, whether or not such information is directly associated with an identified individual person.

1.100       “Phase I Clinical Trial” means a clinical trial of a Product generally consistent with 21 C.F.R. § 312.21(a) (or the non-United States equivalent thereof).

1.101       “Phase II Clinical Trial” means a clinical trial of a Product generally consistent with 21 C.F.R. § 312.21(b) (or the non-United States equivalent thereof).

1.102       “Phase III Clinical Trial” means a clinical trial of a Product generally consistent with 21 C.F.R. § 312.21(c) (or the non-United States equivalent thereof).

1.103       “Pricing and Reimbursement Approval” means, with respect to a Product, the approval, agreement, determination or decision of any Regulatory Authority establishing the price or level of reimbursement for such Product, as required in a given country or jurisdiction prior to sale of such Product in such country or jurisdiction.

1.104       “Product” means any pharmaceutical composition, preparation, formulation or product containing or comprising a Compound for which the applicable Candidate Success CSFs were achieved during the Research Term.

1.105       “Product-Specific Patent” means a Patent filed during or after the Research Term, that (a) claims (i) a Compound, Product or Project Target or (ii) a method of making or using a Compound or Product, wherein in either case (clause (i) or (ii)), such claim of such Patent includes Specific Identification of the relevant Compound, Product or Project Target or (b) contains a claim that includes a genus that identifies a Compound, Product or Project Target, or a method of making or using a Compound, Product or Project Target.

1.106       “Program IP” has the meaning set forth in Section 9.2.2.

1.107       “Project” has the meaning set forth in Section 3.2.

1.108       “Project Leader” has the meaning set forth in Section 2.2.

1.109       “Project Target” means a specific adenosine in a Target, or in an element of a Target, or in a mutated form of a Target, where such adenosine is designated as a “Project Target” by Lilly pursuant to Article 3. As used in this Agreement, “Project Target” includes the Initial Target.

CONFIDENTIAL

1.110       “ProQR” has the meaning set forth in the Preamble.

1.111       “ProQR Background IP” means any and all Patents and Know-How that ProQR or its Affiliates: (a) Controls as of the Effective Date; or (b) arises outside the scope of the Research Program after the Effective Date and is Controlled by ProQR.

1.112       “ProQR Patent” means any Patent included in the ProQR Technology.

1.113       “ProQR Platform” means AXIOMER® technology which relates to adenosine to inosine editing by adenosine deaminase acting on RNA (ADAR) performed at the specific location targeted by the editing oligonucleotide which is covered by ProQR Patents or is proprietary to ProQR. For the avoidance of doubt, the ProQR Platform does not include specific Compounds or Products.

1.114       “ProQR Platform IP” means ProQR Background IP that relates to all or part of the ProQR Platform, and all Improvements thereto.

1.115       “ProQR Platform Patent” means all Patents that claim the ProQR Platform IP. The ProQR Platform Patents are listed in Exhibit 1.115.

1.116       “ProQR Program IP” has the meaning set forth in Section 9.2.2(c).

1.117       “ProQR Supplemental IP” means any ProQR Background IP (other than ProQR Platform IP) that the JSC determines is useful (a) to apply in the execution of a Project, or (b) to Exploit Compounds or Products in the Field in the Territory. For avoidance of doubt, ProQR Supplemental IP shall not include (1) technological approaches to modulating Targets other than as included within the ProQR Platform but may include complementary technologies such as formulation, delivery or targeting technologies, or (2) ProQR Platform IP, which shall be included in the licenses granted to Lilly under this Agreement as of the Effective Date and shall not be subject to JSC determination of usefulness.

1.118       “ProQR Technology” means, individually or collectively, the ProQR Background IP, the ProQR Program IP, or ProQR’s interest in any Joint Program IP, in each case, that is (i) related to the ProQR Platform, (ii) specific to the deamination of a Project Target with a Compound or (iii) ProQR Supplemental IP that the JSC determines in accordance with Section 2.6(g) to be useful to the Exploitation of Compounds or Products in the Field in the Territory. For avoidance of doubt, the ProQR Technology includes the ProQR Platform IP.

1.119       “Prosecute and Maintain” or “Prosecution and Maintenance” with respect to a particular Patent, means all activities associated with the preparation, filing, prosecution and maintenance of such Patent, together with the conduct of interferences, derivation proceedings, inter partes review and post-grant review, the defense of oppositions and other similar proceedings with respect to that Patent, including any activities associated with claims, including as a counterclaim or declaratory judgment action, of unpatentability, invalidity or unenforceability of such Patent that are brought by a Third Party in connection with an Infringement under Section 9.8.

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1.120       “Prosecuting Party” has the meaning set forth in Section 9.7.4.

1.121       “Receiving Party” has the meaning set forth in Section 12.1.2.

1.122       “Regulatory Approvals” means, collectively, any and all approvals (including supplements, amendments, pre- and post-approvals, Pricing and Reimbursement Approvals), licenses, registrations, permits, notifications, and authorizations (including marketing and labeling authorizations) or waivers of any Regulatory Authority that are necessary for the testing or Exploitation of a pharmaceutical product (including any Product) in any country or jurisdiction, including Pricing and Reimbursement Approval, as applicable.

1.123       “Regulatory Authority” means any Governmental Authority that has responsibility in its applicable jurisdiction over the testing or Exploitation of pharmaceutical products (including any Product) in any country or jurisdiction. For countries or jurisdictions where governmental approval is required for pricing or reimbursement for a pharmaceutical product (including any Product) to be reimbursed by national health insurance (or its local equivalent), Regulatory Authority includes any Governmental Authority whose review or approval of pricing or reimbursement of such product is required.

1.124       “Regulatory Filings” means, collectively, any and all applications, filings, submissions, approvals (including supplements, amendments, pre- and post-approvals, Pricing and Reimbursement Approvals), licenses, registrations, permits, notifications, and authorizations (including marketing and labeling authorizations), non-clinical and clinical study authorization applications or notifications (including all supporting files, writings, data, studies and reports) or waivers with respect to the testing or Exploitation of a Compound or Product made to or received from any Regulatory Authority in a given country or jurisdiction, including INDs and BLAs.

1.125       “Replacement Project” has the meaning set forth in Section 3.5.

1.126       “Replacement Target” has the meaning set forth in Section 3.5.

1.127       “Research” means any and all activities directed to the discovery, identification, screening, testing, assessment and optimization of Project Targets, or Compounds or Products, or other compound, product or therapy, including, with respect to ProQR, such activities directed to the generation of Hits and Successful Candidates with respect to a Project Target. “Research” refers to those activities prior to Development. When used as a verb, “Researching” means to engage in Research and “Researched” has a corresponding meaning.

1.128       “Research Continuance Scenario” has the meaning set forth in Section 15.8.2(b).

1.129       “Research Program” has the meaning set forth in Section 3.1.

1.130       “Research Term” has the meaning set forth in Section 4.3.

1.131       “Research Transfer Scenario” has the meaning set forth in Section 15.8.2(a).

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1.132       “Reserved Target” has the meaning set forth in Section 3.3.1.

1.133       “Residuals” has the meaning set forth in Section 12.1.5.

1.134       “Royalty” has the meaning set forth in Section 8.3.2.

1.135       “Royalty Term” has the meaning set forth in Section 8.3.1.

1.136       “Specific Identification” or “Specifically Identify” means, with respect to the identification of a Compound, Project Target or Product in a Patent, that any claim of such Patent recites such Compound, Project Target or Product, as applicable.

1.137       “Sublicensee” means a Third Party that is granted a license or sublicense to Exploit Compounds or Products in the Field in the Territory, beyond the mere right to purchase Products from Lilly and its Affiliates or resell such Products, and excludes Lilly’s Affiliates or Third Party subcontractors that act solely for the benefit of Lilly or its Affiliates in the supply chain or that perform discrete services (as opposed to being granted broad rights or responsibilities) on behalf of Lilly or its Affiliates.

1.138       “Successful Candidate” means a Hit which has met the Project-specific Candidate Success CSFs.

1.139       “Target” means an RNA sequence expressed from a specific gene or gene sequence that can be identified by a UniProt identification number (https://www.uniprot.org/) (including pre-mRNA and mRNA).

1.140       “Technology” means all technology and information, including all Inventions, discoveries, data, assays, protocols, databases, results, information, trade secrets, ideas, concepts, formulas, techniques, and methods.

1.141       “Term” has the meaning set forth in Section 13.1.

1.142       “Terminated Product” has the meaning set forth in Section 13.5.

1.143       “Territory” means worldwide.

1.144       “Third Party” means any Person other than Lilly or ProQR or an Affiliate of ProQR or Lilly.

1.145       “U.S.” means the United States of America and its territories and possessions.

1.146       “Unavailable Target” means a Target that, at the time Lilly seeks to add such Target as a Reserved Target, or proposes such Target (or specific portion or mutation thereof) for inclusion in the Research Program: (a) is a Target that is the subject of a final agreed upon term sheet or letter of intent between ProQR and any Third Party; (b) on which ProQR is actively working either as an internal ProQR program or with another collaborator; or (c) as to which ProQR has granted rights for such Target that would conflict with or prevent the grant of rights to Lilly under this Agreement for such Target.

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1.147       “Valid Claim” means a claim for a composition of matter, or approved labelled method of use (such that alone or with other Valid Claims all such methods of use are covered) contained in: (a) an issued, unexpired and granted Patent owned or Controlled by ProQR or its Affiliates, which claim has not been held unenforceable, unpatentable or invalid by a decision of a court or other Governmental Authority of competent jurisdiction; or (b) a pending Patent owned or Controlled by ProQR or its Affiliates that: (i) has been asserted and continues to be prosecuted in good faith, (ii) has not been abandoned or finally rejected without the possibility of appeal or refiling, and (iii) has not been pending for more than [***] from the earliest priority date. Further, a claim shall only be considered a Valid Claim if contained in an application (or a patent issuing from an application) that is or claims priority to an application filed before or during the Research Term which contains support for such claim.

1.148       “Working Group” has the meaning set forth in Section 2.5.

1.149       “Workplan” has the meaning set forth in Section 4.4.1.

Article 2

GOVERNANCE AND JOINT STEERING COMMITTEE

2.1           Alliance Managers. Within [***] following the Effective Date, each Party shall appoint [***] to act as the Alliance Manager for such Party (each, an “Alliance Manager”). Without limiting the responsibilities and authorities of the Project Leaders and the JSC (as expressly set forth herein), the Alliance Managers shall each be the primary point of contact for the Parties regarding the collaboration and related activities contemplated by this Agreement and shall help facilitate all such activities hereunder. For avoidance of doubt, the individual appointed by a Party to act as an Alliance Manager may, but need not, be the same individual appointed by such Party as a Project Leader, but an Alliance Manager may not be appointed to serve simultaneously as a JSC member. Either Party may change its Alliance Manager at any time upon prior written notice to the other Party.

2.2           Project Leaders. Lilly and ProQR shall each assign [***] to serve as the primary point of contact between the Parties with respect to each Project under the Research Program (each, a “Project Leader”). The Project Leaders shall regularly communicate with each other to address Project-related issues, needs and updates and facilitate communications and organization of Working Groups (as needed and if established by the JSC) associated with the Workplan for such Project. Either Party may change its Project Leaders at any time upon reasonable prior written notice to the other Party. For clarity, the same employee may, but need not, be the Project Leader for multiple Projects.

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2.3           Joint Steering Committee. Within [***] after the Effective Date, the Parties shall establish a cross-functional, joint steering committee (the “JSC”) composed of up to [***] senior representatives from each Party (provided each Party has an equal number of representatives on the JSC at all times) that will oversee and coordinate the Parties’ activities related to the Research Program. The JSC may, from time to time, establish subcommittees and Working Groups as it deems necessary to further the purposes of this Agreement and the Research Program. Each Party shall appoint its respective representatives to the JSC from time to time, and may change its representatives, in its sole discretion, effective upon reasonable prior written notice to the other Party designating such change. The representatives from each Party shall have appropriate technical credentials, experience and knowledge pertaining to and ongoing familiarity with the Research Program and the activities conducted thereunder. Each Party shall designate [***] of its representatives on the JSC to serve as a JSC co-chairperson (collectively, “JSC Co-Chairpersons”), who will be jointly responsible for calling meetings of the JSC, circulating agendas and performing administrative tasks required to assure efficient operation of the JSC but shall not have any extra or additional votes or authority. The JSC Co-Chairpersons or their designees shall alternate responsibility for circulating agendas at least [***] prior to each meeting and distributing minutes of the meetings pursuant to Section 2.7.

2.4           Formation of JPC; JPC Functions and Powers. The JSC will establish a joint patent subcommittee (“JPC”), consisting of [***] subject matter experts (at least one of which must be a patent attorney admitted to practice and in good standing with the USPTO or the European Patent Office) from each Party or such other number as the JSC may agree upon (with an equal number of experts from each of Lilly and ProQR), within [***] after the Effective Date. The JPC will be responsible for evaluating technology arising during the Research Term under this Agreement, including (a) making initial determination of inventorship, (b) determining whether such technology is Program IP, ProQR Platform IP, or Joint Program IP (including whether certain technologies can be separately categorized and separately patentable and subject to separate assignment and license obligations hereunder), (c) coordination of the Parties with respect to managing the preparation, filing, prosecution, maintenance, enforcement and defense of Joint Program IP (and determining whether any such Joint Program IP should be maintained as trade secret in lieu of patenting), and (d) determine timing of submission of, and evaluating, drafts for public disclosure by way of publication in a scientific journal, by presentation at scientific conferences, or by any other means as provided in Section 12.3.

2.5           Working Groups. The Parties may establish working groups consisting of members from both ProQR and Lilly (each, a “Working Group”) to oversee aspects of the activities of the Research Program or each individual Project. From time to time, the Parties may establish additional Working Groups as needed to oversee particular activities and/or projects. Each Working Group shall undertake the activities specified under this Agreement for such Working Group or otherwise delegated to it by the JSC. During the process of establishing each Working Group, such Working Group and the JSC shall agree regarding which matters such Working Group may resolve on its own (with discretion to refer any matter to the JSC for a final decision) and which matters such Working Group will advise the JSC and/or the Project Leaders regarding (and with respect to which such advice-specific matters the JSC must resolve).

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2.6           Function and Powers of the JSC. The JSC will:

(a)           review, discuss, and approve any amendments to the Workplans that may be necessary or desired, and prepare, discuss, and approve any Additional Workplans, in accordance with Section 4.4; provided that, unless ProQR otherwise consents, each amendment to a Workplan and Additional Workplan shall only include obligations for ProQR that are substantially similar in nature and extent to those included in the Initial Workplan;

(b)           oversee the implementation of the Workplans, including the activities, timing and deliverables thereunder, and coordination of such activities and timing across Research Programs;

(c)           approve (in the case of Additional Projects and Replacement Projects), and refine as necessary (for all Projects), the Critical Success Factors for each Project, and determine whether the applicable Critical Success Factors have been satisfied;

(d)           determine whether a Project with respect to a Project Target should be discontinued;

(e)           without limiting Lilly’s rights pursuant to Section 3.5 to select a Replacement Target, and subject to Lilly’s decision-making authority in Section 2.9, discuss Lilly’s selection of Replacement Targets;

(f)           discuss the progress of the Research Program and Projects generally, and the validation and development of Compounds Directed To the Project Targets;

(g)           [***];

(h)           provide a forum for the Parties to share and discuss information relating to the research and validation of Compounds Directed To the Project Targets, including the results of the activities being carried out under the Workplans;

(i)           address issues arising in the performance of the Workplans;

(j)           establish Working Groups, and direct and oversee any operating Working Groups on all significant issues, and resolve disputed matters that may arise at the Working Groups;

(k)           facilitate the exchange of Know-How or any materials as required hereunder (including pursuant to Section 4.9);

(l)           oversee winding down of the Research Program or a Project with respect to discontinued Project Targets; and

(m)          perform any and all tasks and responsibilities that are expressly attributed to the JSC under this Agreement or as otherwise agreed by the Parties in writing.

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2.7           Meetings. The JSC will meet at least [***] for so long as the JSC remains in effect. The JSC may conduct such meetings by telephone, videoconference, or in person. Each Party may call special meetings of the JSC with at least [***] prior written notice, or a shorter time period in exigent circumstances, to resolve particular matters requested by such Party that are within the purview of the JSC. Meetings of the JSC are effective only if at least one (1) representative of the JSC for each Party participates in such meeting. Each Alliance Manager shall be permitted to attend meetings of the JSC, and any Working Group, as a non-voting observer. Each Party may invite a reasonable number of other participants, in addition to its representatives, to attend JSC meetings in a non-voting capacity; provided that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party shall provide prior written notice to the other Party. Such Party shall ensure that such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement. Each Party is responsible for its own expenses incurred in connection with participating in and attending all such meetings. The JSC Co-Chairpersons or their designees shall keep minutes of each JSC meeting that record in writing all decisions made, action items assigned or completed and other appropriate matters. The JSC Co-Chairpersons or their designees shall send meeting minutes to all members of the JSC promptly after a meeting for review. Each JSC member shall have [***] from receipt in which to comment on and to approve the minutes (such approval not to be unreasonably withheld, conditioned or delayed). If a JSC member, within such time period, does not notify the JSC Co-Chairpersons or their designees that s/he does not approve of the minutes, the minutes shall be deemed to have been approved by such member. The Parties acknowledge and agree that, notwithstanding the requirements of this Section 2.7 for the JSC to meet [***], the Parties shall communicate and meet (as appropriate, including via the Project Leaders) on a more informal basis as needed to discuss the progress of the Projects or the Research Program.

2.8           Decisions. The JSC will endeavor to make decisions by consensus, with the representatives of each Party having, collectively, [***] on behalf of that Party. If the JSC cannot reach consensus or a dispute arises that cannot be resolved within the JSC, either Party may refer such dispute to the Executive Officers or their delegates for resolution. If consensus cannot be reached with respect to a decision within [***] after attempted resolution by the Executive Officers, then (a) [***] has the final decision-making authority with respect to how [***], and (b) [***] has the final decision-making authority with respect to all other matters within the purview of the JSC; provided, however, [***]: (a) excuses, reduces, or delays [***]; (b) negates any consent right or other rights specifically granted or allocated to [***] under this Agreement; (c) amends, modifies, or waives compliance with the terms of this Agreement; or (d) materially increases [***] as a result, except to the extent [***]. In addition, [***].

2.9           Authority. The Alliance Managers, Project Leaders, JSC (including the JSC Co-Chairpersons), the JPC, and each Working Group have only the powers assigned expressly to them in this Article 2 and elsewhere in this Agreement (or in the case of Working Groups, as expressly assigned to them by the JSC). Each Party retains the rights, powers, and discretion granted to it under this Agreement and neither Party may delegate or vest such rights, powers, or discretion in the Alliance Manager, a Project Leader, the JSC, the JSC Co-Chairpersons, the JPC, or any Working Group, unless expressly provided for in this Agreement or the Parties expressly so agree in writing. The Alliance Managers, Project Leaders, the JSC, the JSC Co-Chairpersons, the JPC, and any Working Groups shall not have the power to amend, waive or modify any term of this Agreement, and no decision of the JSC shall be in contravention of any terms and conditions of this Agreement. It is understood and agreed that issues to be formally decided by the JSC are limited to those specific issues that are expressly provided in this Agreement to be decided by the JSC.

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2.10           Discontinuation of JSC. The JSC will automatically disband with immediate effect at the end of the Research Term.

Article 3

TARGETS AND PROJECTS

3.1           Overview and Purpose. During the Research Term, Lilly and ProQR will collaborate in a research and pre-clinical development program with the intended purpose of: (a) selecting, discovering, generating, or identifying Compounds that are Directed To Project Targets; (b) performing Research and other activities to optimize such Compounds as Hits; and (c) performing Research and other activities to optimize such Hits as Successful Candidates (the “Research Program”). The Research Program will consist of Projects for each Project Target selected as set forth in this Article 3 and will be conducted pursuant to Workplans, as further set forth below in Article 4.

3.2           Projects. The Research Program will consist of projects directed to Project Targets, with the goal of identifying and developing a Successful Candidate for each such Project Target (each, a “Project”). As of the Effective Date, the Research Program consists of the initial Project directed to the Initial Target (the “Initial Project”). The Research Program will consist of the Initial Project and up to four (4) Additional Projects (as may be added pursuant to Section 3.4), plus any Replacement Projects (as may replace Project Targets pursuant to Section 3.5). For avoidance of doubt, there shall be up to but no more than five (5) active Projects at any given time during the Research Term.

3.3           Reserved Targets.

3.3.1           As of the Effective Date, the Parties have identified the Targets set forth on Exhibit 3.3 as Targets to be reserved under this Agreement (the “Reserved Targets”) for potential inclusion in the Research Program through the selection by Lilly of one or more such Reserved Targets as either Additional Targets or Replacement Targets. Lilly may update the Reserved Target list at any time by notifying the JSC of the identity of a Target to be added as a Reserved Target or to replace a different Reserved Target; provided that: (a) such Target to be added as a Reserved Target is not, at such time, an Unavailable Target (unless Lilly has consented to the non-exclusive restrictions on such Target pursuant to this Section 3.3.1); and (b) in no event shall the aggregate number of Reserved Targets exceed [***] at any given time. Lilly may also notify the JSC at any time of any Reserved Target to be removed from the Reserved Target list. To the extent a Target is an Unavailable Target solely because ProQR has granted non-exclusive rights for such Target that would conflict with or prevent the grant of rights to Lilly under this Agreement for such Target, then upon Lilly’s request to add such Target as a Reserved Target or Project Target, ProQR shall promptly provide Lilly with written notice providing a reasonably detailed description of such non-exclusive rights, and, upon written notice by Lilly consenting to such non-exclusive restrictions, such Target shall not be deemed an Unavailable Target and Lilly shall be permitted to request to add such Target as a Reserved Target or Project Target (whether as an Additional Target or Replacement Target); provided however, that the Parties will, as a precondition to the addition of such a non-exclusively licensed Target as a Reserved Target or Project Target, enter into an amendment to this Agreement as [***] to permit ProQR to comply with its obligations to the relevant Third Party licensee without such continued compliance constituting a breach of ProQR’s obligations under this Agreement, including by amending the rights and licenses granted hereunder to Lilly with respect to such Target and Compounds and Products Directed to such Target so that such rights and licenses are subject to the prior license grant, and limiting ProQR’s obligations under Article 7 as they pertain to such Target and Compounds and Products Directed To such Target to permit compliance with the prior agreement.

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3.3.2           During the Research Term, only for so long as a Target is a Reserved Target in accordance with this Section 3.3, and for the entire Research Term with respect to all Targets that are [***] Targets: (a) ProQR shall not grant rights to a Third Party for such Target that would conflict with or prevent the grant of rights to Lilly under this Agreement in the event that such Target were to become a Project Target; and (b) such Reserved Target or [***] Target shall be considered a Lilly Target solely for purposes of, and shall be subject to, the exclusivity obligations set forth in Section 7.1 (subject to Section 7.2).

3.3.3           During the Research Term, for so long as a Target is a Reserved Target in accordance with this Section 3.3, if (a) ProQR or its Affiliates intend to initiate an internal program with respect to such Reserved Target, or (b) ProQR or its Affiliates have been notified by a Third Party that such Third Party has substantive intentions to collaborate with ProQR or its Affiliates on such Reserved Target; then ProQR shall promptly notify Lilly of the identity of such Reserved Target. Lilly may, no later than [***] after receipt of such notification, propose an Additional Project or Replacement Project (as applicable) directed to such Reserved Target (or any specific adenosine, element or mutated form thereof) (in which case the Reserved Target, specific element thereof or mutated form thereof shall become a Project Target). During such notification period, such Target shall not become an Unavailable Target. If, following such notification period, Lilly elects not to propose an Additional Project or Replacement Project (as applicable) directed to such Reserved Target (or any specific adenosine, element or mutated form thereof), ProQR may move forward with such internal program or collaboration, as applicable and the Target shall no longer be considered a Reserved Target.

3.4           Additional Projects. Lilly shall have the right, at any time during the period of [***] following the Effective Date, to designate up to (but no more than) four (4) additional Targets (or specific adenosines, elements or mutated forms thereof) (“Additional Targets”) as Project Targets under this Agreement, by notifying the JSC in writing of the identity of the proposed Additional Target. If the proposed Additional Target is (or is a specific adenosine, element of or mutated form of) a Reserved Target or [***] Target, is not an Unavailable Target (unless Lilly has consented to the non-exclusive restrictions on such Target pursuant to Section 3.3.1 and subject to the terms set forth in Section 3.3.1), or is otherwise consented to by ProQR, the proposed Additional Target shall be deemed a Project Target, and in which case a Project associated with such Additional Target shall be added to the Research Program as an “Additional Project,” and the Parties (through the JSC) shall prepare the mutually agreed upon Workplan for the Additional Project (in accordance with Section 4.4.2).

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3.5           Replacement Projects. If the JSC elects to discontinue a Project with respect to a Project Target, upon discontinuation of that Project: (a) ProQR shall have no further obligations under the Workplan with respect to such Project Target; and (b) such Project Target shall thereafter no longer be considered a Project Target and shall be deemed a Discontinued Target. In addition, Lilly shall have the right, no later than [***] before the end of the Research Term, to select a Target (or specific adenosine, element or mutated form thereof) to replace such Project Target in the Research Program as a Replacement Target by notifying the JSC of such election (each, a “Replacement Target”). If the proposed Replacement Target is a Reserved Target or [***] Target, is not an Unavailable Target (unless Lilly has consented to the non-exclusive restrictions on such Target pursuant to Section 3.3.1), or is otherwise consented to by ProQR, the proposed Replacement Target shall be deemed a Project Target, and in which case a project associated with such Replacement Target shall replace the discontinued Project as a “Replacement Project,” and the Parties (through the JSC) shall prepare the mutually agreed upon Workplan for the Replacement Project (in accordance with Section 4.4.2). For avoidance of doubt, Replacement Targets may, but need not be, Reserved Targets or [***] Targets, and Replacement Projects may replace either an Initial Project or an Additional Project, and may itself be eligible to be replaced by a subsequent Replacement Project. In no event, however, shall there be more than [***] replacements of Project Targets, in the aggregate, pursuant to this Section 3.5.

3.6           Research Discontinuance. Without limiting Sections 13.3.1 and 13.3.2, Lilly may discontinue the Research with respect to a Project Target at any time upon notice to ProQR. Upon receipt of such notice, such Target shall cease to be a Project Target, as applicable, and shall become a Discontinued Target.

3.7           Discontinued Targets. Once a Project Target becomes a Discontinued Target: (a) all rights and licenses granted under this Agreement will terminate with respect to such Discontinued Target, and (b) neither Party will be restricted under this Agreement from developing and commercializing compounds and products that are Directed To such Discontinued Target at its own cost and expense. For avoidance of doubt, the exclusivity obligations set forth in Section 7.1 shall continue to apply for the duration of such obligations set forth therein with respect to compounds and products Directed To a Target that remains a Lilly Target.

Article 4

RESEARCH PROGRAM

4.1           Responsibilities. An outline of certain anticipated activities and responsibilities of the Parties during each of the phases (from Hit identification through achievement of Candidate Success CSFs) of a typical Project under the Research Program is attached hereto as Exhibit 4.1 (the “Research Program Outline”). As may be further set forth in the Workplans, during the Research Term, [***].

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4.2           Diligence Efforts. The Parties shall use Commercially Reasonable Efforts to execute and to perform, or cause to be performed, in a good scientific manner and in compliance with Applicable Law, the Research activities assigned to them, respectively, in each Workplan.

4.3           Research Term. The Research Program shall be conducted for a period commencing on the Effective Date and continuing for [***] after the Effective Date, or as may be extended by Lilly pursuant to this Section 4.3 (as may be extended pursuant to this Section 4.3, the “Research Term”). To ensure the Parties have sufficient time to perform Research activities, Lilly shall have a one-time option (exercisable by Lilly at its sole discretion) to extend the Research Term for an additional period of up to [***] by notifying ProQR via the JSC of such election no later than [***] prior to the end of the Research Term.

4.4           Workplans.

4.4.1           Content. The Parties shall conduct the Research Program pursuant to mutually agreed upon, comprehensive written plans for each Project (each, a “Workplan”) which Workplan shall set forth, for such Project: (a) the objective of the applicable Workplan and the Research activities to be conducted by each of the Parties; (b) the expected resources to be allocated to performing such Research; (c) the anticipated timeline and milestones of achieving such activities; and (d) the Critical Success Factors.

4.4.2           Preparation of Workplans. The Workplan for the Initial Project has been prepared and mutually agreed upon by the Parties and is attached hereto as Exhibit 4.4.2 (the “Initial Workplan”). The Workplan for each Additional Project and each Replacement Project (each an “Additional Workplan”), as applicable, shall be mutually prepared by the Parties within [***] following the addition of the relevant Project Target to the Research Program (pursuant to Section 3.4 or Section 3.5, respectively), which shall substantially follow, in form and substance, the form of the Initial Workplan, except to the extent the Parties agree to any deviations from such form with respect to any particular Project Target. Each Additional Workplan shall only become effective once it has been approved by the JSC and subject to the decision making in accordance with Section 2.8. The JSC shall use reasonable efforts to approve each Additional Workplan within [***] following the submission of such Additional Workplan to the JSC.

4.4.3           Approval and Amendments. The JSC shall regularly review the Workplans (including the coordination of the activities across the Research Program and to account for the number of active Projects and Workplans at any given time) and the progress of activities being conducted under the Workplans, in no event less frequently than [***] times per Calendar Year. Either Party may propose amendments to the Workplan for a particular Project from time to time as appropriate, to take into account completion, commencement, or cessation of activities contemplated in the then-current Workplan for such Project or any newly available information related to such Project. Such amendments shall be effective upon JSC approval and subject to the decision making in accordance with Section 2.8.

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4.5           Records; Reports.

4.5.1           Records. ProQR shall maintain, or cause to be maintained, during the Research Term and for a reasonable period of time thereafter that is consistent with industry standards and applicable regulations, complete and accurate records (paper and/or electronic) of its Research data and results (including raw data) for each Project in sufficient detail and in a good scientific manner appropriate for scientific, patent, and regulatory purposes, which records will reasonably reflect all work performed by or on behalf of ProQR under the Workplan for each Project. Lilly may request a copy of any such records of ProQR.

4.5.2           Reports and Data Package. ProQR shall regularly report to Lilly through the JSC (or the designated Project Leader or Working Group) its results in conducting Research under the Workplan for each Project. For each Project, ProQR shall provide the JSC with: (a) the deliverables set forth in the Workplan for such Project, including a written report summarizing the data and information generated under each Project, within [***] after the completion of ProQR’s Research for such Project; and (b) on a [***] basis during the Research Term, all data and results (including raw data) generated by or on behalf of ProQR in performance of the Research for such Project under this Agreement, including such data and results as are relevant to a determination of whether Hit CSFs or Candidate Success CSFs for each Project have been achieved.

4.6           Research Program Funding. Each Party shall bear any and all costs and expenses it incurs associated with its activities conducted under the Research Program.

4.7           Certain Standards Applicable to Work. All Research conducted by either Party for non-regulated work under this Agreement will be conducted in accordance with the Workplans, Eli Lilly and Company Good Research Practices, Eli Lilly and Company Animal Care and Use Requirement for Animal Researchers and Suppliers and all Applicable Laws, including those regarding data privacy and data security laws and regulations. For purposes of this Agreement, “Eli Lilly and Company Good Research Practices” means the compiled set of shared research quality standards defining how Lilly’s research laboratories conduct good science for non-regulated work as set forth in Exhibit 4.7 Part A. For purposes of this Agreement, “Eli Lilly and Company Animal Care and Use Requirement for Animal Researchers and Suppliers” means the guidelines relating to animal care and use for research done on behalf of Lilly as set forth in Exhibit 4.7 Part B. If Lilly reasonably requests, ProQR will complete a self-assessment examination form based on such quality standards. If it has not done so prior to the Effective Date, a duly authorized representative of Lilly may make an on-site visit to ProQR for the purpose of conducting a quality assessment or quality audit for non-regulated work, which shall be performed at Lilly’s cost and expense. Additionally, Lilly may conduct compliance audits of ProQR and/or ProQR’s Affiliates and Third Party subcontractors engaged in work related to this Agreement, during normal business hours, no more than once annually, except in the case of audits for cause to ensure compliance with applicable cGCP, GLP and GRP requirements, provided Lilly has requested such audit with written notice of at least [***] and such audit does not unreasonably interfere with the audited entity’s operations. All such audits shall be done at Lilly’s cost and expense.

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4.8           Subcontracting. Each Party may engage its Affiliates or Third Party subcontractors (including contract research organizations and contract manufacturing organizations) to perform such portions of its research obligations under the Research Program that it customarily engages for its other similar research activities. The activities of any such Third Party subcontractors will be considered activities of such subcontracting Party under this Agreement. The subcontracting Party shall ensure compliance by such Third Party subcontractors with the terms of this Agreement, including any applicable Workplans. The subcontracting Party shall ensure, prior to engaging any Third Party subcontractor, that such Third Party subcontractor is subject to written agreements containing terms and conditions that: (a) protect the rights of the Parties under this Agreement, including by imposing obligations of confidentiality on each such Third Party subcontractor that are no less than the obligations of confidentiality on each Party under this Agreement and obligations consistent with the intellectual property provisions of Article 9; (b) do not under any circumstance impose any payment obligations or liability on the non-subcontracting Party; and (c) are otherwise consistent with the terms of this Agreement. If ProQR or any of its Affiliates intends to engage a Third Party subcontractor to perform any of its obligations under the Research Program, ProQR shall provide Lilly written notice no less than [***] prior to engaging such Third Party subcontractor, which notice shall include the identity of such subcontractor and a high level description of the services such subcontractor will perform related to the Research Program.

4.9           Lilly Materials. In the event that it is necessary to enable execution of the Workplan, Lilly may need to transfer certain Lilly materials to ProQR that are not otherwise delivered under a supply or other separate agreement between the Parties or their Affiliates. In each such case, the Parties will mutually agree on the terms of such material transfer, which in any case shall be subject to the terms of Article 9 of this Agreement. Any such materials provided to ProQR shall be accompanied by a materials transfer record substantially in the form of Exhibit 4.9 (each a “Materials Transfer Record”). In the event of such transfer, unless otherwise mutually agreed, Lilly shall be responsible for obtaining all necessary approvals and/or filings as required under Applicable Laws for the exportation of any such materials to ProQR and ProQR shall be responsible for obtaining all necessary approvals and/or filings as required under Applicable Laws for their importation and use by ProQR.

4.10         Technical Transfer Assistance. Following the conclusion of each Project, ProQR shall reasonably cooperate with Lilly and provide Lilly with such assistance as is reasonably requested by Lilly in connection with the preparation and submission by Lilly of the applicable IND or BLA/NDA, including [***]. For avoidance of doubt, ProQR shall not be required to generate any new or additional data or information under this Section 4.10.

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Article 5

DEVELOPMENT AND COMMERCIALIZATION

5.1           Lilly Sole Right and Responsibility. Except with respect to the Research activities to be conducted by ProQR pursuant to a Workplan for the Projects, Lilly shall be solely responsible for, and shall have the exclusive right to, Exploit Compounds and Products (including with respect to the conduct of GLP Toxicology studies) in the Field in the Territory. Subject to the terms of this Agreement, all decisions concerning the Exploitation of Compounds and Products following Research, including the clinical and regulatory strategy of Compounds and Products, the Development, Manufacturing, marketing and sales of Products, and the design, price, promotion, and other Commercialization of Products, is within the sole discretion of Lilly. Upon the achievement of Candidate Success CSFs for a given Project, the applicable Project shall be deemed concluded and Lilly will have the sole and exclusive right (but not obligation) to pursue further Exploitation of the Product resulting from such Project, subject to the terms and conditions set forth herein, including this Section 5.1. Lilly shall use Commercially Reasonable Efforts to achieve a First Commercial Sale in [***] for [***] Product for each Successful Candidate.

5.2           Development Reports. Lilly shall keep ProQR reasonably informed as to the progress and results of its and its Affiliates’ and Sublicensees’ Development activities under this Agreement, and shall provide ProQR with a high-level written report summarizing its Development activities and the results thereof on at least [***] basis, indicating estimated timeframes with respect to Research and Development milestones for the then-current Calendar Year and subsequent Calendar Year. Lilly’s obligations under this Section 5.2 shall cease with respect to a Product at such time when Marketing Approval for such Product is obtained. Following the First Commercial Sale of a Product with respect to a Project Target, Lilly shall provide ProQR with reports as provided in Section 8.3.7, but Lilly shall have no additional reporting obligations with respect to its Commercialization activities, unless otherwise expressly specified in this Agreement.

5.3           Lilly Regulatory Control. Except as provided under a Workplan, as between the Parties, Lilly shall have sole responsibility for and control of the preparation, submission, and maintenance of all Regulatory Filings and obtaining Regulatory Approvals (including the preparation and submission of the IND, BLA/NDA (and any other documents needed for clinical submissions in the European Union or otherwise), or marketing authorization application (“MAA”) filing and for seeking IND, BLA/NDA, or MAA approval) with respect to Products, and shall have sole control over all interactions with the applicable Regulatory Authority. ProQR shall reasonably cooperate with Lilly, at Lilly’s reasonable request and expense, with respect to any regulatory matters related to Products. Lilly will own all right, title and interest in and to any and all Regulatory Filings and Regulatory Approvals for Products and, as between the Parties, all such Regulatory Filings and Regulatory Approvals will be held in the name of Lilly. ProQR shall execute all documents and take all actions as are necessary or reasonably requested by Lilly to vest such title in Lilly.

5.4           Adverse Event Reporting. Lilly shall establish, hold, and maintain the global safety database for Products with respect to information on adverse events concerning the Products, as and to the extent required by Applicable Law. [***]

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Article 6

LICENSE RIGHTS

6.1           Exclusive License Grant to Lilly. ProQR (on behalf of itself and its Affiliates) hereby grants to Lilly an exclusive (even as to ProQR and its Affiliates, subject to the remainder of this Section 6.1), royalty-bearing (as set forth in Section 8.3), license, with the right to grant sublicenses (through multiple tiers, as provided in Section 6.4), under the ProQR Platform IP and ProQR’s interest in any Joint Program IP to Exploit Compounds and Products in the Field in the Territory, subject to a right retained by ProQR to perform (i) activities to be conducted by ProQR as contemplated under this Agreement and (ii) any internal research and development activities conducted by ProQR to improve the ProQR Platform. [***]

6.2           Non-Exclusive License Grant to Lilly. ProQR (on behalf of itself and its Affiliates) hereby grants to Lilly a non-exclusive license, with the right to grant sublicenses (through multiple tiers, as provided in Section 6.4), under any ProQR Supplemental IP to Exploit Compounds and Products Directed to Project Targets in the Field in the Territory [***].

6.3           Non-Exclusive License Grant to ProQR. Subject to the terms and conditions of this Agreement and any exclusivity granted to Lilly herein, Lilly hereby grants to ProQR a worldwide, fully paid, royalty-free, non-sublicensable (except to Third Party subcontractors acting on its behalf, as permitted by Section 4.8, and subject to Section 6.4), non-exclusive license under the Lilly Background IP (in each case, excluding Lilly Program IP and any Excluded Technology), solely as and to the extent necessary (a) for ProQR or its Affiliates (or Third Party subcontractors) to perform its obligations, including its Research activities with respect to the Project Targets, under the Workplans during the Research Term and (b) to improve the ProQR Platform.

6.4           Third Party Sublicenses. Lilly and ProQR may grant one or more sublicenses under the rights and licenses granted to it under Sections 6.1 and 6.2 (in the case of Lilly) or Section 6.3 (in the case of ProQR), in full or in part, to Third Parties (with the right to sublicense through multiple tiers); provided, that: (a) any such permitted sublicense is consistent with and subject to the terms and conditions of this Agreement, including the confidentiality provisions of Article 12 and the intellectual property provisions of Article 9 and the audit provisions of Section 8.5; and (b) the Party granting such sublicense shall remain responsible for performance of such Party’s obligations under this Agreement and shall be responsible for all actions of each such sublicensee as if such sublicensee were the Party hereunder.

6.5           No Implied Rights. Except as expressly set forth in this Agreement, neither Party shall be granted, by implication or otherwise, any license or right to or under any other Intellectual Property Right, including any trademarks, Know-How, or Patents, of the other Party.

6.6           Safe Harbor Research. Except to the extent ProQR has granted exclusive rights to Lilly under this Agreement, neither Party, by entering into this Agreement, is forfeiting any rights that such Party may have to perform research activities in compliance with 35 U.S.C. § 271(e)(1) or any experimental or research use exemption that may apply under Applicable Law or in any country.

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Article 7

EXCLUSIVITY

7.1           ProQR Exclusivity Obligations.

7.1.1           Activities With Respect to Lilly Targets. Neither ProQR nor any of its Affiliates shall (by themselves, or through or with any Third Party): (a) during the Research Term, conduct a program or efforts to discover or generate, or otherwise intentionally discover or generate, any compounds Directed To (i) a Lilly Target or (ii) any other [***] Target; (b) thereafter through the end of the Exclusivity Period for a Lilly Target, conduct a program or efforts to discover or generate, or otherwise intentionally discover or generate, any compound or product Directed To that Lilly Target (including any Lilly Target that is an [***] Target); or (c) during the relevant period identified in the foregoing clause (b), provide any license or authorization to any Third Party to permit the Third Party, or otherwise permit or enable any Third Party, to do any of the foregoing. Solely for purposes of this Section 7.1.1, and without otherwise modifying the definition of “Lilly Target” for any other purpose, “Lilly Target” shall include the Target of which such Lilly Target is a specific adenosine, the gene coding for such Target, and any protein product translated from such Target. If ProQR or any of its Affiliates determines that it has unintentionally discovered or generated a compound Directed To a Lilly Target as described above, during the relevant period of restriction indicated above, ProQR and its Affiliate shall (1) cease any and all development activities with respect to such Compound, (2) not permit or enable any Third Party to conduct further development or commercialization activities with respect to such Compound and (3) promptly notify Lilly in writing of the identity of such Compound, and (if such unintentional discovery or generation occurs during the Research Term and the applicable Intellectual Property Rights are Controlled by ProQR) Lilly shall have the option to include the Compound in the Research Program (and to Exploit such Compound); provided, however, that such option right shall not include rights to any Compounds that are intended to treat ocular diseases or conditions.

7.1.2           ProQR Exploitation Activities With Respect to Certain Compounds. Neither ProQR nor any of its Affiliates shall, themselves, nor shall any of them, enable any Third Party to, during the Research Term or thereafter during the Exclusivity Period, directly or indirectly Exploit any Compound that is the subject of an active Project, any Hit or any Successful Candidate. If ProQR or any of its Affiliates determines that it has unintentionally Developed a compound Directed to a Lilly Target as described above, during the relevant period of restriction indicated above, ProQR and its Affiliate shall cease any and all Development activities with respect to such Compound and shall not permit or enable any Third Party to conduct further Development activities with respect to such Compound.

7.1.3           The “Exclusivity Period” with respect to a Lilly Target shall mean a period ending on the earlier of (i) the end of the Term and (ii) the end of the period during which Lilly is using Commercially Reasonable Efforts to Research, Develop, Manufacture or Commercialize Compounds or Products Directed To that Lilly Target (which includes at least the duration of the Research Term) and a period of [***] thereafter. For avoidance of doubt, the “Exclusivity Period” (a) [***] and (b) [***].

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7.2           Transactions Involving Competing Programs.

7.2.1           Acquisition of Existing Competing Program. [***]

7.2.2           Existing Competing Program of a ProQR Acquirer. [***]

Article 8

FEES, ROYALTIES, & PAYMENTS

8.1           Upfront Payment. As partial consideration for the rights granted by ProQR to Lilly pursuant to the terms of this Agreement, Lilly shall pay to ProQR a one-time, non-refundable, non-creditable payment equal to Twenty Million Dollars ($20,000,000) within [***] following the Effective Date.

8.2           Milestone Events and Payments.

8.2.1           Milestone Events and Milestone Payments. On a Project Target-by-Project Target basis, Lilly shall pay to ProQR certain milestone payments, as follows: (a) within [***] following any Compound Directed To a given Project Target achieving a discovery and development milestone event set forth in Table 8.2 below (each, a “Development Milestone Event”), Lilly shall pay to ProQR the corresponding Milestone Payment indicated in Table 8.2 (each such Milestone Payment, a “Development Milestone Payment”); and (b) within [***] following the end of the Calendar Quarter in which any commercial milestone event set forth in Table 8.2 (each, a “Commercial Milestone Event”) is achieved, Lilly shall pay to ProQR the corresponding Milestone Payment indicated in Table 8.2 (each such Milestone Payment, a “Commercial Milestone Payment”). The Development Milestone Events and Commercial Milestone Events may be referred to individually or collectively as “Milestone Events,” and Development Milestone Payments and Commercial Milestone Payments may be referred to individually or collectively as “Milestone Payments.” In the event that a given Development Milestone Event or Commercial Milestone Event is achieved in respect of a Project Target before payment by Lilly of all earlier Development Milestone Payments or Commercial Milestone Payments (as applicable) in respect of such Project Target, all such earlier payments shall also become due. In the event that First Commercial Sale is achieved in respect of a Project Target before payment by Lilly of all Development Milestone Payments in respect of such Project Target, all Development Milestone Payments shall also become due in respect of such Project Target.

8.2.2           Limitations per Project Target. Each Milestone Payment shall be payable only once per Project Target (with respect to the Development Milestone Events, for the first Hit, Successful Candidate or Product Directed To such Project Target to achieve such Milestone Event), and no Milestone Payment shall be payable for subsequent or repeated achievements of the same Milestone Event with respect to the same Project Target.

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8.2.3           Step-Down of Thresholds for Orphan Indications. If a Product is approved solely for an Orphan Indication (and no other indication) then the Net Sales thresholds in the Commercial Milestone portion of Table 8.2 will be deemed reduced by [***] percent ([***]%) for such Product for so long as the Product is solely approved for an Orphan Indication. So, for example, if a Product is only approved for an Orphan Indication and achieves Calendar Year Net Sales of [***] (and no other Product Directed To the same Project Target has achieved Calendar Year Net Sales of [***]) then the first Commercial Milestone Event will be deemed achieved by such Product. However, if, prior to achieving the next Commercial Milestone Event, such Product is subsequently approved for an indication that is not an Orphan Indication then it will not be deemed to have achieved the next Commercial Milestone Event until it has Calendar Year Net Sales of at least [***].

Table 8.2– Milestone Payments

Development Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
Commercial Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

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8.3           Royalties on Products.

8.3.1           Royalty Term. Lilly shall pay ProQR royalties as set forth in this Section 8.3 on a country-by-country and Product-by-Product basis in the Territory during the period of time beginning on the date of the First Commercial Sale of such Product in such country and continuing until the latest to occur of: (a) the expiration or abandonment of the last-to-expire Valid Claim in such country Covering such Product; (b) the expiration of all data and regulatory exclusivity periods for such Product in such country; and (c) [***] years after the First Commercial Sale of such Product in such country (the “Royalty Term”). Upon the expiration of the Royalty Term for a Product in a particular country, the license granted by ProQR to Lilly under Sections 6.1 and 6.2 with respect to such Product and such country shall survive and become perpetual, fully-paid, and royalty-free, and shall (with respect to the license under Section 6.1) remain exclusive (even as to ProQR and its Affiliates).

8.3.2           Royalty Rates. On a Product-by-Product and country-by-country basis, during the Royalty Term, Lilly shall pay to ProQR a tiered royalty equal to the percentages of annual Net Sales of such Product in such countries, as set forth in Table 8.3 below (the “Royalty”), calculated by [***]. For clarity, the Royalty rates set forth below are intended to be tiered and incremental, and the higher incremental rate will only apply to that portion of the Net Sales of royalty-bearing Products that fall within the indicated range of sales.

Notwithstanding the Royalty rates set forth in Table 8.3 below, all Royalties payable pursuant to this Section 8.3 are subject to reduction as further described in Sections 8.3.3 - 8.3.5 below or as expressly stated elsewhere in this Agreement.

Table 8.3– Royalty Rates

Annual Net Sales of the Applicable Product	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

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8.3.3           Third Party Payments. On a Product-by-Product and country-by-country basis, Lilly may deduct from any Royalty payments to ProQR under this Section 8.3 with respect to the sale of a given Product in a given country, an amount equal to [***] percent ([***] %) of any payments made by Lilly to a Third Party (including a Third Party collaborating with Lilly on complementary technology) in consideration for a right or license under such Third Party’s Intellectual Property Rights which is necessary or Materially Useful to Exploit such Product; provided, that in no event will the Royalty payments payable to ProQR under this Section 8.3 for each Product be reduced, solely as a result of this Section 8.3.3, by more than [***] percent ([***] %). For purposes of this Section 8.3.1, “Materially Useful” means that applying a Third Party Patent will result in a material advantage to the Product, including an advantage to the safety or efficacy of the Product or reduction in the cost of Developing or Manufacturing the Product.

8.3.4           Valid Claim. In any [***] during the Royalty Term for a Product for which there is no longer a Valid Claim that Covers such Product in a country, the Royalty rates provided in Table 8.3 above for the Product will be reduced in such country by [***] percent ([***] %) for such [***] (in addition to any reductions in Section 8.3.3 and Section 8.3.5) and thereafter for the remainder of the Royalty Term.

8.3.5           Generic Equivalents. On a country-by-country and Product-by-Product basis, commencing on the first [***] in which there is Loss of Market Exclusivity, the Royalty rates provided in Table 8.3 above for the Product will be permanently reduced in such country by [***] percent ([***]%).

8.3.6           Cumulative Royalty Reductions and Limitations. Each of the potential Royalty reductions in the foregoing Sections 8.3.3, 8.3.4 and 8.3.5 may be taken in addition to, and not in lieu of, the potential reductions in the other such Section; provided, that in no circumstances will the Royalties payable to ProQR under this Section 8.3 in any [***] for a Product in a given country be reduced, as a result of Sections 8.3.3, 8.3.4 and 8.3.5 in the aggregate, below [***] percent ([***]%) of the royalties otherwise payable under this Section 8.3.

8.3.7           Payment; Reports. Royalty payments due by Lilly to ProQR under this Section 8.3 will be calculated and reported for each [***]. All Royalty payments due under this Section 8.3 shall be paid within [***] after the end of each [***] and shall be accompanied by a report setting forth, with respect to each [***], on a Product-by-Product and country-by-country basis: (a) Net Sales of the Product by Lilly and its Affiliates and Sublicensees in such country, (b) a calculation of the Royalties due on such Net Sales, and (c) a statement of the amount of Third Party payments deducted under Section 8.3.3.

8.4           Method of Payment; Currency Conversion. Unless otherwise agreed by the Parties, all payments due under this Agreement shall be paid in Dollars by wire transfer or electronic funds transfer of immediately available funds to an account designated by the payee; provided, however, that Lilly shall only be required to disburse funds to the payee’s jurisdiction of incorporation or to a jurisdiction in which the payee has a significant business presence. When conversion of payments from any currency other than Dollars is required, Lilly’s then-current standard exchange rate methodology will be employed for the translation of foreign currency sales into Dollars; provided, that this methodology is used by Lilly in the translation of its foreign currency operating results, is consistent with U.S. GAAP, is audited by Lilly’s independent certified public accountants in connection with the audit of the consolidated financial statements of Lilly, and is used for external reporting of foreign currency operating results.

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8.5           Records and Audits. Lilly (including its Affiliates and Sublicensees) shall keep complete and accurate books and records which may be necessary to ascertain properly and to verify the royalty payments due hereunder. Such records shall be kept for such period of time required by Applicable Laws, but no less than [***] following the end of the Calendar Year to which they pertain. Within the Term, ProQR shall not more than [***] each Calendar Year have the right to have a Big 4 independent, certified public accountant (e.g., Deloitte, KPMG, PricewaterhouseCoopers, Ernst & Young) inspect Lilly’s records for the purpose of determining the accuracy of royalty payments. No period will be audited more than once. The independent, certified public accountant shall keep confidential any information obtained during such inspection and shall report to ProQR and Lilly only the amounts of Net Sales and royalties due and payable. Such audits may be exercised during normal business hours upon reasonable prior written notice to Lilly. ProQR shall bear the full cost of such audit unless such audit discloses an underpayment by Lilly of more than [***] percent ([***]%) of the amount of royalties or other payments due under this Agreement for the audited period, and which underpayment is also at least [***] ($[***]), in which case, Lilly shall bear the cost of such audit. Lilly shall remit to ProQR the amount of any underpayment, plus interest (at the rate of prime, consistent with Section 8.6), within [***] of the date the auditor’s written report is received. Any overpayment by Lilly revealed by an audit shall be refunded by ProQR at the request of Lilly within [***] of the receipt of the request, with interest (at the rate of prime, consistent with Section 8.6).

8.6           Late Payments. If any payment properly due under this Agreement and not subject to a good faith dispute is not paid when due in accordance with the applicable provisions of this Agreement, the payment shall accrue interest from the date due at the rate [***] (as reported in The Wall Street Journal (Eastern U.S. edition)) or the maximum rate allowable by Applicable Law, whichever is less. The payment of such interest shall not limit the Party entitled to receive payment from exercising any other rights it may have as a consequence of the lateness of any payment.

8.7           Taxes.

8.7.1           Cooperation and Coordination. The Parties acknowledge and agree that it is their mutual objective and intent to minimize, to the extent feasible and in compliance with Applicable Laws, taxes payable with respect to their collaborative efforts under this Agreement and that they shall use reasonable efforts to cooperate and coordinate with each other to achieve such objective, including by completing and filing documents required or permitted under the provisions of any Applicable Laws in connection with a claim of exemption from, or entitlement to a reduced rate of, withholding taxes or in connection with any claim to a refund of or credit for any payment of such taxes. Notwithstanding the foregoing, for clarity, it is ProQR’s sole responsibility to prepare and file required documents necessary to claim an exemption from withholding tax or to claim a reduced rate of withholding tax, at ProQR’s sole expense.

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8.7.2           Payment of Tax. The upfront, milestones, royalties and other amounts payable by Lilly to ProQR to this Agreement (each, a “Payment”) shall be paid free and clear of any and all taxes, except for any withholding taxes required by Applicable Law. Except as provided in this Section 8.7, ProQR shall be solely responsible for paying any and all taxes (other than withholding taxes required by Applicable Law to be deducted from Payments and remitted by Lilly) levied on account of, or measured in whole or in part by reference to, any Payments it receives. Lilly shall deduct or withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, if ProQR is entitled under any applicable tax treaty to a reduction in the rate of, or the elimination of, any applicable withholding tax, it may deliver to Lilly or the appropriate Governmental Authority (with the assistance of Lilly to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Lilly of its obligation to withhold such tax and Lilly shall apply the reduced rate of withholding or dispense with withholding as the case may be; provided that Lilly has received ProQR’s delivery of all applicable forms in a form satisfactory to Lilly (and, if necessary, evidence, in a form satisfactory to Lilly, of ProQR’s receipt of appropriate governmental authorization) at least [***] prior to the time Payments are due. If in accordance with the foregoing, Lilly withholds any amounts of tax, it shall pay to ProQR the balance when due, make timely payment to the proper tax authority of the withheld amount and send to ProQR proof of such payment and applicable tax withholding certificates within [***] following such payments.

Article 9

INTELLECTUAL PROPERTY

9.1           Inventorship. Inventorship as between the Parties will be determined in accordance with U.S. patent laws. All such determinations shall be documented to ensure that the Patent claims in any divisional or continuation patent applications reflect appropriate inventorship.

9.2           Ownership of Intellectual Property Rights.

9.2.1           Background IP. As between the Parties, and subject to the licenses granted under this Agreement (a) Lilly shall solely own (or retain ownership of) all rights, title and interests in and to the Lilly Background IP, and (b) ProQR shall solely own (or retain ownership of) all rights, title and interests in and to the ProQR Background IP. If any Third Party becomes an Acquirer of ProQR after the Effective Date pursuant to a Change of Control, any Intellectual Property Rights Controlled by the Acquirer before the relevant Change of Control transaction or thereafter during the Term will not be considered part of the ProQR Background IP; provided, however, that any Intellectual Property Rights that would otherwise constitute ProQR Background IP and are discovered, created or acquired by or on behalf of the Acquirer after the relevant Change of Control transaction by using any ProQR Technology relating to the Research Program will be considered part of the ProQR Background IP.

9.2.2           Program IP. Ownership of Inventions arising, discovered, created, acquired, conceived or reduced to practice, by or on behalf of either Party (or any of their Affiliates) in the course of the Research Program or otherwise in the course of performing activities under this Agreement (“Program IP”) shall be as follows:

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(a)           Except as otherwise provided in Section 9.2.2(b)–(d), all Inventions arising, discovered, created, acquired, conceived or reduced to practice, by or on behalf of either Party (or any of their Affiliates) in the course of the Research Program, or otherwise in the course of performing activities under this Agreement, shall be owned by the inventors as determined in accordance with inventorship rules under U.S. patent law.

(b)           Lilly shall solely own (or retain ownership of) all Program IP that is either (i) invented solely be Lilly (or any of its Affiliates), or (ii) solely constituting an Improvement to the Lilly Background IP, in each case, except to the extent constituting Joint Program IP (collectively, “Lilly Program IP”).

(c)           ProQR shall solely own (or retain ownership of) all Program IP that is either (i) invented solely be ProQR (or any of its Affiliates), or (ii) solely constituting an Improvement to the ProQR Background IP (which for purposes of this Agreement shall include any Inventions related to targeted RNA editing the use of which is not confined to a particular Target), in each case, except to the extent constituting Joint Program IP (collectively, “ProQR Program IP”).

(d)           Lilly and ProQR shall jointly own all Program IP that (i) constitutes an Improvement to both the Lilly Background IP and the ProQR Background IP, (ii) Covers a Compound, and (iii) is neither Lilly Program IP nor ProQR Program IP (collectively, “Joint Program IP”).

9.3           Assignments of Intellectual Property Rights.

9.3.1           Inventor Assignment Obligation. Each Party shall cause all of its Affiliates, employees, agents, independent contractors, consultants, and others who perform activities for such Party under this Agreement to be under an obligation to assign (or, if such Party is unable to cause such person or entity to agree to such assignment obligation despite such Party using reasonable efforts to negotiate such assignment obligation, provide a license, preferably exclusive, under) to such Party their rights in and to any Inventions created, conceived of, reduced to practice, or acquired in the course or scope of the Research Program or otherwise related to this Agreement and all Intellectual Property Rights therein, except where Applicable Law requires otherwise and except in the case of governmental, not-for-profit and public institutions that have standard policies against such an assignment (in which case a Party shall obtain a suitable license, preferably exclusive, or right to obtain such a license). Each Party shall use reasonable efforts to promptly disclose to the other Party in writing all Inventions arising in the course or scope of the Research Program or otherwise under this Agreement, including any invention disclosures, or other similar documents, submitted to it by its employees, agents or independent contractors describing such Inventions, and all information relating to such Inventions to the extent necessary or useful for the preparation, filing and maintenance of any Patent with respect to such Invention.

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9.3.2           Lilly Assignment of ProQR Program IP. Lilly shall and hereby does assign to ProQR all of Lilly’s and its Affiliates’ right, title, and interest in and to all ProQR Program IP made by or on behalf of Lilly; provided, that Lilly shall retain, and ProQR hereby grants to Lilly, the right to use such ProQR Program IP solely for Lilly’s (or any of its Affiliates’) internal Research and Development purposes. Lilly shall take (and cause its employees, agents, contractors and Sublicensees (if applicable) to take) such further actions reasonably requested by ProQR to evidence such assignment and to support ProQR’s efforts to Patent or obtain other Intellectual Property Rights protection for such ProQR Program IP.

9.3.3           ProQR Assignment of Lilly Program IP. ProQR shall and hereby does assign to Lilly all of ProQR’s and its Affiliates’ right, title, and interest in and to all Lilly Program IP made by or on behalf of ProQR. ProQR shall take (and cause its employees, agents, contractors and Sublicensees (if applicable) to take) such further actions reasonably requested by Lilly to evidence such assignment and to support Lilly’s efforts to Patent or obtain other Intellectual Property Rights protection for such Lilly Program IP.

9.3.4           Assignment of Joint Program IP. (a) ProQR (on behalf of itself and its Affiliates) shall and does hereby assign to Lilly and (b) Lilly (on behalf of itself and its Affiliates) shall and does hereby assign to ProQR, an equal, undivided interest in and to the Joint Program IP. Subject to the licenses and obligations of exclusivity granted under this Agreement, each Party shall have full rights to Exploit and license Joint Program IP (and any Patent rights therein), without any obligation or requirement of an accounting to the other Party; provided that, in Exploiting or licensing such Joint Program IP, neither Party shall have any right or license to the underlying Background IP of the other Party, in each case, not otherwise expressly granted elsewhere in this Agreement.

9.4           Independent Development. Subject to the licenses and obligations of exclusivity granted hereunder, nothing in this Agreement shall be construed as limiting either Lilly’s or ProQR’s right to research, develop, improve and in-license technology related to the Lilly Background IP (in the case of Lilly) or ProQR Background IP (in the case of ProQR) outside the scope of this Agreement in its ordinary course of business.

9.5           Enabling Technology. [***].

9.6           Contribution of Licensed ProQR Technology. ProQR shall inform Lilly in writing, prior to contributing to any Research to be conducted under any Workplan any portion of the ProQR Technology that is in-licensed from a Third Party, the contribution of which would prevent or conflict with the ownership and use rights with respect to Patents and Know-How contemplated by this Agreement.

9.7           Patent Prosecution and Maintenance.

9.7.1           Rights to Prosecute and Maintain Generally. Subject to Sections 9.7.2, 9.7.3 and 9.7.4, each Party shall control the Prosecution and Maintenance of Patents claiming Inventions that such Party Controls (other than Control obtained pursuant to a grant of rights under this Agreement).

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9.7.2           Product-Specific Patents. As between the Parties, Lilly shall have the first right, but not the obligation, to Prosecute and Maintain any Product-Specific Patents at Lilly’s sole cost and expense. Lilly shall keep ProQR reasonably informed of the status of all Product-Specific Patents and shall promptly provide ProQR with all material correspondence received from any patent authority in connection therewith. In addition, Lilly shall promptly provide ProQR with drafts of all proposed material filings and correspondence to any patent authority with respect to any Product-Specific Patents for ProQR’s review and comment prior to the submission of such proposed filings and correspondences, and Lilly shall consider ProQR’s reasonable comments in good faith. Lilly shall notify ProQR of its intention to suspend or cease any Prosecution and Maintenance of any Product-Specific Patent. Lilly shall provide such notice at least [***] prior to any filing or payment due date, or any other due date that requires action, in connection with such Product-Specific Patent. In such event, Lilly shall permit ProQR, at ProQR’s discretion and at its sole expense, to continue Prosecution and Maintenance of such Product-Specific Patent, subject to the foregoing information sharing obligation and review and comment rights applied mutatis mutandis; provided that ProQR shall not continue such Prosecution and Maintenance if Lilly objects to such Prosecution or Maintenance consistent with Lilly’s strategic decision-making rights. The Parties shall in good faith cooperate through the JPC (or as otherwise agreed to by the Parties) to communicate and determine (and, in any event, ProQR shall notify Lilly, including through the JPC) which future ProQR Patents may reasonably become Product-Specific Patents, and any such ProQR Patents shall be subject to the foregoing information sharing obligation and review and comment rights applied mutatis mutandis, as well as Section 9.7.5. Lilly shall have no obligation to defend against any patent oppositions existing or filed as of the Effective Date, including those listed on Exhibit 10.2, regardless of whether or not any of the patents involved in the oppositions could be considered Product-Specific Patents. Further, Lilly’s election not to defend against patent oppositions existing as of the Effective Date shall not prevent Lilly from exercising any of the remaining rights to Prosecute and Maintain any Product-Specific Patent that it wishes to control in accordance with this Agreement.

9.7.3           ProQR Platform Patents. As between the Parties, subject to Section 9.7.2, ProQR shall have the sole responsibility for and control over the Prosecution and Maintenance of any ProQR Platform Patents and ProQR Improvements IP, at ProQR’s sole cost and expense.

9.7.4           Joint Program Patents. The JPC shall determine which Party has the first right, but not the obligation, to Prosecute and Maintain the Patents (other than Product-Specific Patents) in the Joint Program IP (“Joint Patents”). The Party handling the Prosecution and Maintenance of a given Joint Patent (the “Prosecuting Party”) shall keep the other Party reasonably informed of the status of such Joint Patents and shall promptly provide such other Party with all material correspondence received from any patent authority in connection therewith. In addition, the Prosecuting Party shall promptly provide the other Party with drafts of all proposed material filings and correspondence to any patent authority for such other Party’s review and comment prior to the submission of such proposed filings and correspondences, and the Prosecuting Party shall consider the other Party’s reasonable comments in good faith. The Prosecuting Party shall notify the other Party of its intention to suspend or cease any Prosecution and Maintenance of any Joint Patent at least [***] prior to any filing or payment due date, or any other due date that requires action, in connection with such Joint Patent. In such event, the Prosecuting Party shall permit the other Party, at its discretion and at its sole expense, to continue Prosecution and Maintenance of such Joint Patent.

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9.7.5           Separation of Patent Claims. If ProQR desires to file an application for a Patent or to maintain a Patent (including such Patents filed as continuations or divisionals after the Effective Date from Patents listed in Exhibit 1.115), in accordance with the rights granted to ProQR under this Article 9 and such Patent would include the Specific Identification of a Project Target, Compound or Product (i.e., for purposes of pursuing Product-Specific Patent protection), the Parties agree that, to the extent practicable, such application or Patent shall be divided into two (2) or more Patent applications or Patents, so that only one such application or Patent Specifically Identifies a Project Target, Compound or Product (i.e., a Product-Specific Patent) and the other such application or Patent falls generally within the ProQR Patents, and does not Specifically Identify a Project Target, Compound or Product. If such division or continuation is not practicable, such Patent application, or Patent, shall be deemed to be within the Product-Specific Patents. If such division or continuation is practicable, then the Parties shall, in good faith, coordinate filings as appropriate on the same day.

9.7.6           Cooperation of the Parties. Each Party shall cooperate fully with the other Party, through the JPC, in the Prosecution and Maintenance of Patents under this Section 9.7 at its own cost (except as expressly set forth otherwise in this Article 9), including by: (a) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, to enable the other Party to apply for and to Prosecute and Maintain such Patents in any country as permitted by this Section 9.7; and (b) promptly informing the other Party of any matters coming to such Party’s attention that may affect the Prosecution and Maintenance of any such Patents. Each Party will use reasonable efforts via good faith consultation to avoid creating potential issues in Prosecution and Maintenance of Patents under this Section 9.7.

9.8           Infringement or Misappropriation by Third Parties.

9.8.1           Notice. Each Party shall notify the other within [***] of becoming aware of any alleged or threatened infringement by a Third Party of any of the ProQR Patents, Lilly Patents or Program IP, which infringing activity involves the using, making, importing, offering for sale or selling a Compound or Product, in each case in the Field in the Territory, and any related declaratory judgment, opposition or similar action alleging the invalidity, unenforceability or non-infringement of any of the ProQR Patents, Lilly Patents or Program IP (collectively “Infringement”).

9.8.2           Generally. Subject to Sections 9.8.3, 9.8.4 and 9.8.5, each Party shall have the sole right to bring and control any legal action in connection with any Infringement of Patents claiming Inventions that such Party Controls (other than Control obtained pursuant to a grant of rights under this Agreement).

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9.8.3           Product-Specific Patents. As between the Parties, Lilly shall have the first right to bring and control any legal action in connection with any Infringement of any Product-Specific Patents at its own expense. Lilly shall keep ProQR reasonably informed of the status of such enforcement efforts for such Product-Specific Patents and shall consider in good faith ProQR’s comments thereon. ProQR may, at its own expense, be represented in any such action by counsel of its own choice. If Lilly does not bring such legal action within [***] after the notice provided pursuant to Section 9.8.1, ProQR may bring and control any legal action in connection with such Infringement of such Product-Specific Patent at its own expense as it reasonably determines appropriate so long as Lilly does not reasonably object to such action consistent with Lilly’s strategic decision-making rights.

9.8.4           ProQR Platform Patents. As between the Parties, ProQR shall have the sole right to bring and control any legal action in connection with any Infringement of the ProQR Platform Patents at its own expense. ProQR shall keep Lilly reasonably informed of the status of the applicable ProQR Platform Patents.

9.8.5           Joint Patents. Subject to Section 9.8.3 and Section 9.8.4, the JPC shall determine which Party has the first right to bring and control any legal action in connection with any Infringement of any Joint Patents at its own expense as it reasonably determines appropriate. The enforcing Party shall keep the other Party reasonably informed of the status of such enforcement efforts for the Joint Patents and shall consider in good faith such other Party’s comments thereon. The enforcing Party shall provide the other Party with drafts of all material papers to be filed with the court and shall in good faith incorporate all reasonable comments thereto by such other Party before filing such papers. The other Party may, at its own expense, be represented in any such action by counsel of its own choice. If the enforcing Party does not bring such legal action within [***] after the notice provided pursuant to Section 9.8.1, the other Party may bring and control any legal action in connection with such Infringement of any Joint Patents at its own expense as it reasonably determines appropriate so long as the enforcing Party does not reasonably object to such action.

9.8.6           Allocation of Recoveries. Any recoveries resulting from an enforcement action relating to a claim of Infringement shall be first applied against payment of each Party’s costs and expenses in connection therewith. The enforcing Party will retain any such recoveries in excess of such costs and expenses; provided, that if Lilly is the enforcing Party with respect to patents within the ProQR Technology that cover a Compound or Product, then such excess recoveries shall be [***].

9.8.7           Cooperation. At the request and expense of the Party bringing an action under this Section 9.8, the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required by Applicable Law to pursue such action. In connection with any such enforcement action, the Party bringing the action shall not enter into any settlement admitting the invalidity or non-infringement of, or otherwise impairing the other Party’s rights in the applicable Patents without the prior written consent of the other Party.

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9.9           Defense and Settlement of Third Party Claims. Each Party shall promptly notify the other in writing of: (a) any allegation by a Third Party that the activity of either of the Parties pursuant to this Agreement infringes or may infringe the Intellectual Property Rights of such Third Party; or (b) any declaratory judgment action that is brought naming either Party as a defendant and alleging invalidity of any of the Lilly Patents, Joint Patents or ProQR Patents. ProQR has the sole right to control any defense of any such claim described in (a) involving alleged infringement of Third Party rights by ProQR’s activities at its own expense and by counsel of its own choice, and Lilly may, at its own expense, be represented in any such action by counsel of its own choice. Lilly has the sole right to control any defense of any such claim described in (a) involving alleged infringement of Third Party rights by Lilly’s activities or related to the Joint Patents at its own expense and by counsel of its own choice, and ProQR may, at its own expense, be represented in any such action by counsel of its own choice. Neither Party may settle any patent infringement litigation under this Section 9.9 in a manner that admits the invalidity or unenforceability of the other Party’s Patents or imposes on the other Party restrictions or obligations or other liabilities, without the written consent of such other Party, which consent shall not be unreasonably withheld, conditioned, or delayed. Nothing in this Section 9.9 will limit any indemnification rights or obligations of a Party under Article 11.

9.10         Patent Extension. The Parties shall cooperate in determining which Patent claiming or Covering a Product should be extended, and thereafter the Parties shall cooperate in obtaining patent term restorations, supplemental protection certificates or their equivalents, and other forms of patent term extensions for a given Product with respect to any applicable ProQR Patent or Lilly Patent in any country or region where applicable. [***] shall have final decision-making authority with respect to decisions regarding patent term extensions with respect to any Product-Specific Patent and any Joint Patent during the Term.

9.11         CREATE Act. It is the Parties’ intention that this Agreement is a “joint research agreement” as that phrase is defined in 35 U.S.C. § 102(c) as amended by the Cooperative Research and Technology Enhancement (CREATE) Act, including the provisions of 35 U.S.C. § 102(b)(2)(c). The Parties agree to cooperate and to take reasonable actions to maximize the protections available for the Compounds and Products under such safe harbor provisions.

9.12         Trademarks. Lilly shall have the right to select, and will be free, in its sole discretion, to use and to register in any trademark office in the Territory, any trademark for use with a Product (the “Product Trademarks”). As between the Parties, Lilly shall own all right, title and interest in and to any such Product Trademarks adopted by Lilly for use with Product, and is responsible for the registration, filing, maintenance and enforcement thereof.

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Article 10

REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1         Mutual Representations and Warranties. Each of Lilly and ProQR represent and warrant, as of the Effective Date, that:

10.1.1           it is duly organized and validly existing under the Applicable Laws of the jurisdiction of its incorporation or formation, as applicable, has full corporate, limited liability company or other power and authority, as applicable, to enter into this Agreement and to carry out the provisions hereof, and has sufficient facilities, experienced personnel or other capabilities (including via Affiliates and/or Third Parties) to enable it to perform its obligations under this Agreement;

10.1.2           it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the individual executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate, limited liability company or other action, as applicable; and

10.1.3           this Agreement is legally binding upon it and enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors’ rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity) and the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate action and do not and will not: (a) conflict with, or constitute a default or result in a breach under, any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, or violate any Applicable Law; or (b) require any consent or approval of its stockholders.

10.2         ProQR Representations and Warranties. ProQR represents, warrants and covenants to Lilly that, as of the Effective Date:

10.2.1           No Unavailable Targets. As of the Effective Date, no Reserved Target is an Unavailable Target, and the Initial Target is not subject to an executed agreement between ProQR and a Third Party (or ProQR’s commitment to negotiate an agreement with a Third Party) that would prevent, or conflict with, the inclusion of the Target as a Project Target (and the associated Target being a Lilly Target) under this Agreement on an exclusive basis as set forth in Section 6.1 and Section 7.1.

10.2.2           No Grants that Conflict with this Agreement. ProQR and its Affiliates have not granted, and will not grant during the Term, any rights (or other encumbrances) to any Third Party under ProQR Technology that prevent or conflict with the rights granted to Lilly hereunder.

10.2.3           Control over Know-How and Patents. ProQR has Control over all Know-How and Patent rights owned by it or its Affiliates that are necessary or reasonably useful for the Exploitation of Compounds or Products in the Field, as known to be contemplated by this Agreement.

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10.2.4           Existing Patents.

(a)           All Patent rights contained in the ProQR Technology existing as of the Effective Date that are issued or subject to a pending application for issuance are listed on Exhibit 10.2.4 (the “Existing Patents”).

(b)           All Existing Patents: (i) to the extent issued and subsisting are, to ProQR’s knowledge, not invalid or unenforceable, in whole or in part, and confer a valid right to claim priority thereto; (ii) are solely and exclusively owned by, or exclusively licensed to ProQR, free of any encumbrance, lien or claim of ownership by any Third Party; (iii) are, to the extent subject to a pending application for issuance, being diligently prosecuted in good faith in the respective patent offices in which such applications have been filed in accordance with Applicable Law and, to ProQR’s knowledge, all material references, documents and information have been presented to the relevant patent office in respect of such Existing Patents to the extent required by such patent office; and (iv) were filed and are being maintained in accordance with applicable Patent office rules, and all applicable fees applicable thereto have been paid on or before any final due date for payment.

(c)           Neither ProQR nor any of its Affiliates have taken any action that would render unpatentable (including by means of the “on-sale bar” doctrine or prior publication) any invention claimed in the Existing Patents.

(d)           The Existing Patents represent all ProQR Patents that relate to the ProQR Platform or the exploitation thereof contemplated under this Agreement.

(e)           To ProQR’s knowledge, other than the rights granted under this Agreement, no rights or licenses are required under any Third Party Patent rights not Controlled by ProQR to practice the ProQR Technology as contemplated in the Workplan as of the Effective Date, or to Exploit the Products as contemplated herein solely by reason of the incorporation of ProQR Technology in such Products.

10.2.5           No Third Party Agreements. Except as set forth on Exhibit 10.2, there are no license or other agreements with Third Parties regarding the exploitation of any ProQR Technology or other materials contemplated to be provided by ProQR to Lilly hereunder, to which ProQR or its Affiliate is a party that is inconsistent with or diminishes or would conflict with or prevent the rights and licenses granted to Lilly under this Agreement.

10.2.6           Litigation and Actions Relating to Intellectual Property. Except as set forth on Exhibit 10.2, ProQR: (a) has not received any written notice of any threatened claims or litigation seeking to invalidate or otherwise challenge the ProQR Technology, including the ProQR Patents, or ProQR’s or its Affiliates’ rights therein; and (b) is not aware of any pending or threatened action, suit, proceeding or claim by a Third Party asserting that ProQR or any of its Affiliates is infringing or has misappropriated or otherwise is violating any Patent right, trade secret or other proprietary right of any Third Party as would reasonably be expected to impair the ability of ProQR to fulfill any of its obligations under this Agreement.

10.2.7           Other Material Claims and Actions. There are no claims, actions, or proceedings pending or, to ProQR’s knowledge, threatened by any Third Party; and to ProQR’s knowledge, there are no formal inquiries initiated or written notices received that may lead to the institution of any such legal proceedings; in each case (or in aggregate) against ProQR or its properties, assets or business, which if adversely decided, would, individually or in the aggregate, have a material adverse effect on, or prevent ProQR’s ability to conduct the Research or to grant the licenses or rights granted to Lilly under this Agreement.

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10.2.8           Intercompany Arrangements. Both entities within the definition of “ProQR” have in place present licenses and services agreements with all of their Affiliates sufficient to ensure compliance with ProQR’s obligations hereunder. Without limiting the generality of the foregoing, any such Affiliate that owns any right, title or interest in or to ProQR Technology has granted a present license under such ProQR Technology to ProQR (with appropriate scope of exclusivity) so that such technology is included in the licenses granted hereunder from the Effective Date.

10.2.9           Assignment by Employees, Agents and Consultants. ProQR has obtained from each of its current employees, consultants and contractors, in each case who perform research or development activities pursuant to this Agreement, written agreements containing obligations of confidentiality and non-use and an assignment to ProQR of all inventions (and all of such Person’s rights thereto) for which ProQR or Lilly is intended to have ownership or license rights under this Agreement such that no such employee, contractor or consultant shall retain any rights to such inventions that would prevent or conflict with Lilly’s rights of ownership or use of such inventions contemplated by this Agreement.

10.2.10         No Government Funding. The inventions claimed or covered by the ProQR Patents: (a) were not conceived, discovered, developed or otherwise made in connection with any research activities funded, in whole or in part, by, or otherwise using the resources of, any Governmental Authority (whether of the U.S., the United Kingdom, or otherwise); (b) are not a “subject invention” as that term is described in 35 U.S.C. Section 201(e) and (c) are not otherwise subject to the provisions of the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as amended, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401 (the “Bayh-Dole Act”). ProQR and its Affiliates have complied with the applicable provisions of the Bayh-Dole Act, in a manner that protects and preserves ProQR’s right, title and interest in such inventions to the maximum extent permitted by law.

10.2.11         Regulatory Documentation. No Regulatory Documentation exists or has been generated relating to ProQR’s contemplated activities and obligations under this Agreement. “Regulatory Documentation” means all: (a) applications (including all INDs, or equivalent, BLA/NDAs, and applications for Regulatory Approval), registrations, licenses, authorizations and approvals (including Regulatory Approvals); (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all adverse event files and complaint files; (c) supplements or changes to any of the foregoing following Regulatory Approval; and (d) clinical and other data, including Clinical Trial data, contained or relied upon in any of the foregoing; in each case ((a)–(d)) relating to a Lilly Target and Products Directed To a Lilly Target.

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10.3         Mutual Covenants.

10.3.1           Debarment. Each Party represents, warrants and covenants to the other Party that neither it nor its officers, employees, agents, consultants or any other person used by such Party in the performance of the respective research and development activities under this Agreement is: (a) debarred or disqualified under the FD&C Act; (b) listed by any government or regulatory agencies as ineligible to participate in any government healthcare programs or government procurement or non-procurement programs (as that term is defined in 42 U.S.C. § 1320a-7b(f)), or excluded, debarred, suspended or otherwise made ineligible to participate in any such program; or (c) convicted of a criminal offense related to the provision of healthcare items or services, or is subject to any such pending action. Each Party will not during the Term knowingly, employ or use, directly or indirectly, including through Affiliates the services of any such person. In the event that either Party becomes aware of the debarment or disqualification or threatened debarment or disqualification of any person providing services to such Party, directly or indirectly, including through Affiliates or, in the case of Lilly, Sublicensees, which directly or indirectly relate to activities contemplated by this Agreement, such Party shall promptly notify the other Party in writing and such Party shall cease employing, contracting with, or retaining any such person to perform any such services.

10.3.2           Protection of Information. Each Party agrees that during the Term of this Agreement, and without limiting its obligations hereunder, each Party shall implement technical and organizational measures to protect all information under the Agreement that are appropriate and that provide no less protection than both (i) good industry practice (i.e., in accordance with ISO 27001 and/or similar industry standards) and (ii) such Party’s measures to protect its own information of a similar nature or importance.

10.4         Maintenance of Intercompany Arrangements. ProQR shall maintain the agreements referenced in Section 10.2.8 in full force and effect throughout the Term and shall ensure that such Affiliates remain compliant with the terms of such agreements. Should any such entity cease to be an Affiliate of ProQR, ProQR shall ensure that such cessation has no adverse impact on ProQR’s performance hereunder or Lilly’s rights hereunder.

10.5         Compliance.

10.5.1           Compliance with this Agreement. Each of the Parties shall, and shall cause their respective Affiliates to, comply in all material respects with the terms of this Agreement.

10.5.2           Compliance with Applicable Laws. Each Party covenants to the other that in the performance of its obligations under this Agreement, such Party shall comply, and shall cause its Affiliates and its and its Affiliates’ employees and contractors to comply, with all Applicable Laws. No Party shall, or shall be required to, undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith, may violate, any Applicable Laws.

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10.5.3           Compliance with Party-Specific Regulations. In carrying out their respective obligations under this Agreement, the Parties agree to cooperate with each other as may reasonably be required to help ensure that each is able to fully meet its obligations with respect to all judgments, decrees, orders or similar decisions issued by any Governmental Authority specific to a Party, and all consent decrees, corporate integrity agreements, or other agreements or undertakings of any kind by a Party with any Governmental Authority, in each case as the same may be in effect from time to time and applicable to a Party’s activities contemplated by this Agreement (the “Party-Specific Regulations”). Each Party shall be responsible for providing the other Party with any Party-Specific Regulations applicable to the other Party, including any updates to such Party-Specific Regulations, and the covenant in the preceding sentence shall only apply to the extent such Party-Specific Regulations and any updates thereto have been provided to the other Party. Neither Party shall be obligated to pursue any course of conduct that would result in such Party being in material breach of any Party-Specific Regulation applicable to it; provided that in the event that a Party refuses to fulfill its obligations under this Agreement in any material respect on such basis, the other Party shall have the right to terminate this Agreement in accordance with Section 13.2; however, under such circumstances, such termination, including the applicable effects of such termination set forth in Sections 13.5 and 13.6, shall be the sole remedy for such terminating Party and such terminating Party shall not be entitled to any other remedy under law or equity. All Party-Specific Regulations are binding only in accordance with their terms and only upon the Party to which they relate.

10.5.4           Compliance with Internal Compliance Codes. All Internal Compliance Codes shall apply only to the Party to which they relate. The Parties agree to cooperate with each other to help ensure that each Party is able to comply with the substance of its respective Internal Compliance Codes and, to the extent practicable, each Party shall operate in a manner consistent with its Internal Compliance Codes applicable to its performance under this Agreement. “Internal Compliance Codes,” as used in this Section 10.5.4, means a Party’s internal policies and procedures intended to ensure that a Party complies with Applicable Laws, Party-Specific Regulations, and such Party’s internal ethical, medical and similar standards.

10.5.5           Compliance with Anti-Corruption Laws. In connection with this Agreement, the Parties shall comply with all applicable local, national, and international laws, regulations, and industry codes dealing with government procurement, conflicts of interest, corruption or bribery, including, if applicable, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and any laws enacted to implement the Organisation of Economic Cooperation and Development Convention on Combating Bribery of Foreign Officials in International Business Transactions.

10.5.6           Compliance with Privacy Laws. In connection with this Agreement, Lilly and ProQR (and its and their Affiliates), and any Person acting for or on its or their behalf, will comply with all Applicable Laws with respect to data protection and privacy laws with respect to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical and administrative), disposal, destruction, disclosure, or transfer (including cross-border) of Personal Information, including providing any notice, obtaining any consent or prior authorization, and conducting any assessment required under Applicable Laws.

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10.5.7           Prohibited Conduct. Without limiting the other obligations of the Parties set forth in this Section 10.4, each Party covenants to the other that, as of the Effective Date and in the performance of its obligations under this Agreement through the expiration and termination of this Agreement, such Party and, to its knowledge, its Affiliates and its and its Affiliates’ employees and contractors, in connection with the performance of their respective obligations under this Agreement, have not made, offered, given, promised to give, or authorized, and will not make, offer, give, promise to give, or authorize, any bribe, kickback, payment or transfer of anything of value, directly or indirectly through Third Parties, to any Government Official for the purpose of: (a) improperly influencing any act or decision of the Person or Government Official; (b) inducing the Person or Government Official to do or omit to do an act in violation of a lawful or otherwise required duty; (c) securing any improper advantage; or (d) inducing the Person or Government Official to improperly influence the act or decision of any organization, including any government or government instrumentality, to assist any Party in obtaining or retaining business. For the purpose of this Section 10.5.7 “Government Official” means: (x) any officer, employee (including physicians, hospital administrators, or other healthcare professionals), agent, representative, department, agency, de facto official, representative, corporate entity, instrumentality or subdivision of any government, military or international organization, including any ministry or department of health or any state-owned or affiliated company or hospital; (y) any candidate for political office, any political party or any official of a political party, in each case for the purpose of obtaining or retaining business for or with, or directing business to, any Person, including either Party; or (z) any Person acting in an official capacity on behalf of any of the foregoing.

10.6         Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS Article 10, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, OR VALIDITY OF PATENT CLAIMS. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY EITHER PARTY THAT EITHER PARTY WILL BE SUCCESSFUL IN OBTAINING ANY PATENTS OR THAT ANY PATENTS WILL ISSUE BASED ON A PENDING APPLICATION. WITHOUT LIMITING THE RESPECTIVE RIGHTS AND OBLIGATIONS OF THE PARTIES EXPRESSLY SET FORTH HEREIN, EACH PARTY SPECIFICALLY DISCLAIMS ANY GUARANTEE THAT ANY PROGRAM OR PRODUCTS WILL BE SUCCESSFUL, IN WHOLE OR IN PART.

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Article 11

INDEMNIFICATION

11.1         Indemnity.

11.1.1           By ProQR. Subject to Section 11.1.3, ProQR shall defend, indemnify and hold harmless Lilly and its Affiliates, and their respective directors, officers, employees, and agents (each, a “Lilly Indemnitee”) from and against any and all costs, fees, expenses, losses, liabilities, and damages, including reasonable legal expenses and attorneys’ fees (collectively, “Losses”) to which any Lilly Indemnitee may become subject as a result of (a) any claim, demand, action or other proceeding by any Third Party (a “Claim”) to the extent such Claim and Losses arise out of: (i) the gross negligence, fraud or willful misconduct of ProQR or its Affiliates in connection with performance of its activities under this Agreement; (ii) the breach of this Agreement or the representations, warranties, and covenants made hereunder by ProQR; or (iii) ProQR’s, its Affiliates’ or their respective licensees’ or sublicensees’ conduct of the Research Program during the Research Term (but only to the extent such activities directly cause such Losses and specifically excluding any product liability-related Claims and Losses); or (b) [***]; except, in each case, to the extent such Losses result from matters described in clause (a), (b), (c) or (d) of Section 11.1.2.

11.1.2           By Lilly. Subject to Section 11.1.3, Lilly shall defend, indemnify and hold harmless ProQR, its Affiliates, and their respective directors, officers, employees and agents (each, a “ProQR Indemnitee”) from and against any and all Losses to which any ProQR Indemnitee may become subject as a result of any Claim to the extent such Claim and Losses arise out of: (a) the gross negligence, fraud or willful misconduct of Lilly, its Affiliates, or their respective Sublicensees in connection with performance of its or their activities under this Agreement; (b) the breach of this Agreement or the representations, warranties and covenants made hereunder by Lilly; (c) Lilly’s, its Affiliates’ or their respective Sublicensees’ (excluding ProQR and its Affiliates and its and their licensees and contractors) conduct of the Research Program during the Research Term, other than where such activity is performed by ProQR or its Affiliates on behalf of Lilly, its Affiliates or their respective Sublicensees, or (d) the Exploitation of any Product by or on behalf of Lilly, its Affiliates, or their respective Sublicensees; except, in each case, to the extent such Losses result from matters subject to clause (a) or (b) of Section 11.1.1.

11.1.3           Procedure. A Party that intends to claim indemnification under this Article 11 (the “Indemnitee”) shall promptly notify the Indemnitor (the “Indemnitor”) in writing of any Claim in respect of which the Indemnitee intends to claim such indemnification. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to a Claim shall only relieve the Indemnitor of its indemnification obligations under this Article 11 if and to the extent the Indemnitor is actually and materially prejudiced thereby. The Indemnitor has sole control of the defense or settlement thereof. The Indemnitee shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action with respect to a Claim covered by this indemnification. The Indemnitee may participate at its expense in the Indemnitor’s defense of and settlement negotiations for any Claim with counsel of the Indemnitee’s own selection. The Indemnitor shall not settle any Claim without the prior written consent of the Indemnitee, not to be unreasonably withheld, conditioned or delayed. So long as the Indemnitor is actively defending the Claim in good faith, the Indemnitee shall not settle or compromise any such Claim without the prior written consent of the Indemnitor. If the Indemnitor does not assume and conduct the defense of the Claim as provided above: (a) the Indemnitee may defend against, consent to the entry of any judgment, or enter into any settlement with respect to such Claim in any manner the Indemnitee may deem reasonably appropriate (and the Indemnitee need not consult with, or obtain any consent from, the Indemnitor in connection therewith); and (b) the Indemnitor shall remain responsible to indemnify the Indemnitee as provided in this Article 11.

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11.2         Insurance. During the Term, each Party shall maintain such types and amounts of liability insurance (including self-insurance) as is normal and customary in the industry generally for similarly situated parties and adequate to cover its obligations under this Agreement, and [***] will upon request provide [***] with a certificate of insurance in that regard.

Article 12

CONFIDENTIALITY

12.1         Confidential Proprietary Information.

12.1.1           Confidential Proprietary Information. In connection with this Agreement, each Party may disclose technical, business or other confidential information in connection with this Agreement, whether prior to, on, or after the Effective Date, including: (a) any unpublished Patents; and (b) any information regarding the scientific, regulatory or business affairs or other activities of either Party (such confidential information, “Confidential Proprietary Information”). Without limiting the foregoing, the terms of this Agreement are the Confidential Proprietary Information of both Parties and shall be treated confidentially by each of the Parties, subject to the exceptions set forth in Section 12.1.6. Information exchanged by the Parties pursuant to the Confidentiality Agreement shall be treated as Confidential Proprietary Information under this Agreement and governed by the terms of this Agreement. Without limiting the foregoing, until such time as the applicable information has become available to the public in accordance with this Agreement, ProQR agrees not to disclose the sequence of any Compound except pursuant to Section 12.1.4.

12.1.2           Restrictions. A Party (the “Receiving Party”) that receives Confidential Proprietary Information from the other Party (the “Disclosing Party”) shall keep all the Disclosing Party’s Confidential Proprietary Information in confidence with the same degree of care with which the Receiving Party holds its own confidential information (but in no event less than a commercially reasonable degree of care). A Receiving Party shall not use the Disclosing Party’s Confidential Proprietary Information except in connection with the performance of its obligations and exercise of its rights under this Agreement.

12.1.3           Exceptions. The obligations of confidentiality and restriction on use of Confidential Proprietary Information under Section 12.1.2 do not apply to any information that the Receiving Party can prove by competent written evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party, generally known or available to the public; (b) is known by the Receiving Party at the time of receiving such information, other than by previous disclosure of the Disclosing Party, or its Affiliates, employees, agents, consultants, or contractors; (c) is hereafter furnished to the Receiving Party without restriction by a Third Party who has no obligation of confidentiality or limitations on use with respect thereto, as a matter of right; or (d) is independently discovered or developed by the Receiving Party without the use of or reference to Confidential Proprietary Information belonging to the Disclosing Party. Specific information shall not be deemed to be within any of the foregoing exclusions merely because it is embraced by more general information falling within those exclusions.

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12.1.4           Permitted Disclosures. The Receiving Party may disclose Confidential Proprietary Information belonging to the Disclosing Party as expressly permitted by this Agreement or if and to the extent such disclosure is reasonably necessary in the following instances:

(a)           made by or on behalf of the Receiving Party to a Patent authority as may be reasonably necessary or useful for purposes of Prosecution and Maintenance of Patents as permitted by this Agreement; provided, that neither Party shall file a patent application that discloses Program IP that is solely owned by the other Party pursuant to this Agreement without the prior written consent of the owning Party (such consent not to be unreasonably withheld, conditioned or delayed);

(b)           made by or on behalf of the Receiving Party to Regulatory Authorities as required in connection with any Regulatory Filings for a product that such Party has a license or right to develop in a given country or jurisdiction;

(c)           made by or on behalf of the Receiving Party as may be reasonably necessary for prosecuting or defending litigation as permitted by this Agreement;

(d)           made by or on behalf of the Receiving Party for the purpose of complying with a valid order of a court of competent jurisdiction or other Governmental Authority of competent jurisdiction or, if in the opinion of the Receiving Party’s legal counsel, such disclosure is otherwise required by Applicable Law;

(e)           made by or on behalf of the Receiving Party where such disclosure is required by a Regulatory Authority (including in filings with the Securities and Exchange Commission or other agency) of certain material developments or material information generated under this Agreement;

(f)           made by or on behalf of the Receiving Party as of the Effective Date in response to a valid request by a U.S., state, foreign, provincial, or local tax authority, in which case either Party may disclose a copy of this Agreement (including any Exhibits, Appendices, ancillary agreements, and amendments hereto);

(g)           made by the Receiving Party to its and its Affiliates’ employees, consultants, contractors and agents, and to Sublicensees (in the case of Lilly), in each case on a need-to-know basis (as reasonably determined by the Receiving Party) in connection with the Exploitation of Products or Terminated Products (if applicable) in the Field in the Territory, in each case under written obligations of confidentiality and non-use at least as stringent as those herein; and

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(h)           made by the Receiving Party to potential and actual investors, acquirers, licensees and other financial or commercial partners solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition, or collaboration, in each case under written obligations of confidentiality and non-use at least as stringent as those herein; provided, however, that with respect to disclosure to actual or bona fide potential investors, such disclosure is under a written obligation of confidentiality that is consistent with market terms, including a shorter period of time during which such information must be held confidential.

Notwithstanding the foregoing, if a Party is required to make a disclosure of the other Party’s Confidential Proprietary Information pursuant to Section 12.1.4(c) or Section 12.1.4(d), it shall, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use efforts to secure confidential treatment of such Confidential Proprietary Information at least as diligent as such Party would use to protect its own Confidential Proprietary Information, but in no event less than reasonable efforts. Any information disclosed pursuant to this Section 12.1.4 remains Confidential Proprietary Information and subject to the restrictions set forth in this Agreement, including the foregoing provisions of this Article 12.

12.1.5           Public Domain Information and Residual Knowledge. Nothing in this Agreement shall prevent a Party from using any information that is in the public domain. A Party shall also not be restricted under, and shall not be in breach of, this Agreement from using, within or outside this Agreement and for any purpose, any general knowledge, skill, and expertise acquired by its employees (or its Affiliates’ employees) in their performance of this Agreement (“Residuals”) solely to the extent such Residuals shall have been retained in the unaided memory (without intentional memorization) of such employees in intangible form and without use by the Party or such employees of tangible copies of any Confidential Proprietary Information of the other Party; provided that this provision will not be deemed in any event to provide any right to infringe, or to grant any license to or under, the Patent rights of the other Party or of Third Parties that have licensed or provided materials to the other Party; provided, further, that a Party’s use of such Residuals is on an “as is, where is” basis, with all faults and all representations and warranties disclaimed and at such Party’s sole risk.

12.1.6           Disclosure of Agreement. Notwithstanding the foregoing, either Party or its Affiliates may disclose the relevant terms of this Agreement: (a) to the extent required or advisable to comply with the rules and regulations promulgated by the U.S. Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory, provided that such Party shall submit a confidential treatment request in connection with such disclosure and shall submit with such confidential treatment request only such redacted form of this Agreement, which redacted form of this Agreement shall be provided to the other Party for review and comment and which comments shall be considered in good faith by the disclosing Party; (b) upon request from a Governmental Authority (such as a tax authority), provided the disclosing Party uses reasonable efforts to ensure the Governmental Authority maintains such terms as confidential; (c) to applicable licensors, to the extent necessary to comply with the terms of any Third Party license agreement, the rights under which are sublicensed to the other Party under this Agreement; and (d) to the extent necessary to perform obligations or exercise rights under this Agreement, to any sublicensee, collaborator or potential sublicensee or potential collaborator of such Party, provided that any sublicensee, collaborator or potential sublicensee or collaborator agree in writing to be bound by obligations of confidentiality and non-use no less protective of the Disclosing Party than those set forth in this Agreement.

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12.1.7           Survival. Each Party’s obligations under this Section 12.1 (other than Section 12.1.5) shall apply during the Term and continue for [***] thereafter with respect to Confidential Proprietary Information, except for information which is a “trade secret,” for which each Party’s obligations under this Section 12.1 shall remain in place as long as the applicable Confidential Proprietary Information retains its status as a trade secret. Section 12.1.5 shall apply during the Term and shall survive any expiration or termination of this Agreement.

12.2         Publicity. Promptly following the Effective Date, ProQR may issue a press release in a mutually agreed upon form attached hereto as Exhibit 12.2. Thereafter, either Party may make subsequent public disclosure of the contents of such press release and, except as permitted under Section 12.1.4 and this Section 12.2, ProQR shall not issue any subsequent press release or public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent of Lilly, not to be unreasonably withheld, conditioned, or delayed; provided however, that ProQR will not be prevented from complying with any duty of disclosure it may have pursuant to Applicable Laws or pursuant to the rules of any recognized stock exchange or quotation system subject to the restrictions set forth in Sections 12.1.4 and 12.1.6. If a Party desires to issue a press release disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof, it will provide the other Party with a copy of the proposed press release. The disclosing Party shall specify with each such proposed press release or public statement, taking into account the urgency of the matter being disclosed, a reasonable period of time within which the other Party may provide any comments on such proposed press release or public statement. If such other Party provides any comments, the Parties shall consult with one another on such proposed press release or public statement and work in good faith to prepare a mutually acceptable press release or public statement. The Parties may repeat any information relating to this Agreement that has already been publicly disclosed in accordance with this Section 12.2, provided such information continues as of such time to be accurate.

12.3         Publication. Lilly shall be entitled to issue scientific publications and make presentations with respect to the Research Program, the Project Targets, the Lilly Targets, the Products, and their testing in accordance with Lilly’s internal guidelines without approval by ProQR, and Lilly shall be in control of any publications or scientific presentations regarding the Products or their testing subject to this Section 12.3. ProQR shall not issue any scientific publications regarding the Project Targets, the Lilly Targets, the Products or their testing without Lilly’s prior written consent.

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Article 13

TERM & TERMINATION

13.1         Term. This Agreement commences on the Effective Date and, unless terminated earlier as provided in this Article 13, shall continue on a Product-by-Product basis until the expiration of the last Royalty Term in the Territory for such Product (the “Term”).

13.2         Termination for Material Breach.

13.2.1           Termination. Either Party may terminate this Agreement upon written notice to the other Party if such other Party materially breaches its obligations under this Agreement and, after receiving written notice from the non-breaching Party identifying such material breach in reasonable detail, fails to cure such material breach within [***] from the date of such notice; provided that if a non-payment related breach is not reasonably capable of cure within such [***] period, the breaching Party may submit, prior to the end of such [***] period, a reasonable plan to cure the breach within an additional [***], in which case the other Party may not terminate this Agreement for so long as the breaching Party is using Commercially Reasonable Efforts to implement such cure plan within such additional [***].

13.2.2           Dispute. If the alleged breaching Party disputes in good faith the existence or materiality of a breach specified in a notice provided by the other Party in accordance with Section 13.2.1, and such alleged breaching Party provides the other Party notice of such dispute within such [***]-day period, then the non-breaching Party may not terminate this Agreement under Section 13.2.1 unless and until it has been finally determined pursuant to Article 14 that the alleged breaching Party has materially breached this Agreement and such Party fails to cure such breach within [***] days following such court’s decision. During the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.

13.2.3           Lilly Option to Continue Agreement. Notwithstanding anything to the contrary under this Agreement, if ProQR materially breaches this Agreement, as finally determined under Article 14, during the Research Term such that Lilly would otherwise have the right to terminate this Agreement under Section 13.2, Lilly shall have the option to cause the Research Transfer Scenario to occur by written notice to ProQR. Lilly shall also be entitled, in lieu of terminating this Agreement, to set-off any damages finally determined under Article 14 to have resulted from ProQR’s material breach from any Milestone Payments and Royalties payable by Lilly to ProQR. For clarity, in such scenario, the Agreement shall continue in accordance with its terms, save as expressly set forth in this Section 13.2.3.

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13.3         Termination by Lilly.

13.3.1           Partial Termination. Lilly may, at any time in its sole discretion and without cause, terminate this Agreement on a Project Target-by-Project Target, Project-by-Project, or Product-by-Product basis upon [***] days’ prior written notice to ProQR.

13.3.2           Entire Agreement. Lilly may, in its sole discretion, terminate this Agreement in its entirety at any time and without cause upon [***] days’ prior written notice to ProQR.

13.4         Termination for Patent Challenges. Except to the extent the following is unenforceable under the Applicable Law of a jurisdiction, then:

13.4.1           if Lilly, its Affiliates, or Sublicensees, directly or indirectly: (a) initiate or request an interference or opposition proceeding with respect to any ProQR Patents; (b) make, file, or maintain any claim, demand, lawsuit, or cause of action to challenge the validity or enforceability of any ProQR Patents; or (c) oppose any extension of, or the grant of a supplementary protection certificate with respect to, any ProQR-Controlled Patent, in each case other than in response to a threat of an infringement claim or as necessary to secure allowance of a ProQR-owned patent claim, then ProQR may terminate this Agreement solely with respect to the challenged ProQR Patent(s) with respect to any Projects or Products to which such patent challenge relates upon thirty (30) days’ prior written notice to Lilly; and

13.4.2           if ProQR, its Affiliates, or sublicensees, directly or indirectly, (a) initiate or request an interference or opposition proceeding with respect to any Lilly Patents, (b) make, file, or maintain any claim, demand, lawsuit, or cause of action to challenge the validity or enforceability of any Lilly Patents, or (c) oppose any extension of, or the grant of a supplementary protection certificate with respect to, any Lilly Patents, in each case other than in response to a threat of an infringement claim or as necessary to secure allowance of a Lilly-owned patent claim, then Lilly may terminate this Agreement with respect to the challenged Lilly Patent(s) with respect to any Projects or Products to which such patent challenge relates upon thirty (30) days’ prior written notice to ProQR.

13.5         Effects of Termination. Upon any termination of this Agreement, the provisions of this Section 13.5 will apply, provided that if this Agreement is terminated only with respect to specified Products (“Terminated Products”) or Projects (“Terminated Projects”) and not in its entirety, then the following will apply to such Terminated Products or Terminated Projects only, and if this Agreement is terminated in its entirety, then all Products will be deemed Terminated Products and all Projects will be deemed Terminated Projects. If this Agreement is terminated with respect to a Project Target, all Products Directed To such Project Target will be deemed Terminated Products and the Project relating to such Project Target will be deemed a Terminated Project. If this Agreement is terminated solely with respect to specified Projects or a Project Target, the applicable Project Target (the subject of such Project) shall be deemed to no longer be a Project Target and the Terminated Products shall be deemed to no longer be Compounds or Products, in each case, except for the purposes of the provisions of this Agreement relating to the effects of such termination.

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13.5.1           Termination of Licenses. All licenses for Terminated Products granted by ProQR under Article 6 shall terminate automatically as of the termination effective date; provided that, if Lilly (or its Affiliates or Sublicensees) has inventory of usable Product(s) as of the effective date of termination, then Lilly (and its Affiliates and Sublicensees) may continue to sell off such inventory of Products in the Field in the Territory (and fulfill customer orders therefor, including to manufacture Products for customer orders placed prior to the effective date of termination) until the earlier to occur of [***] days after the effective date of termination and the date on which Lilly (or its Affiliates or Sublicensees) no longer has such inventory of Product(s) and shall pay ProQR any applicable payments due based on such sales. Any permitted sublicense granted by Lilly or its Affiliate to a Third Party under the licenses granted to Lilly under this Agreement shall survive the termination of this Agreement, provided that, in the case where termination of this Agreement for Lilly’s uncured material breach pursuant to Section 13.2, such Sublicensee did not cause such uncured material breach.

13.5.2           Destruction of Confidential Proprietary Information. Subject to the potential transfer of any data and information covered below in Section 13.5.3, each Receiving Party shall destroy (at the Disclosing Party’s written request) all such Confidential Proprietary Information of the Receiving Party in its possession as of the effective date of expiration or termination (with the exception of one copy of such Confidential Proprietary Information, which may be retained by the legal department of the Receiving Party to confirm compliance with the non-use and non-disclosure provisions of this Agreement), and any Confidential Proprietary Information of the Disclosing Party contained in its laboratory notebooks or databases, provided that each Receiving Party may retain and continue to use such Confidential Proprietary Information of the Disclosing Party to the extent necessary to exercise any surviving rights, licenses or obligations under this Agreement. Notwithstanding the foregoing, a Receiving Party shall not be required to destroy any computer files created during automatic system back up that are subsequently stored securely by it and not readily accessible to its employees, consultants, or others who received the Disclosing Party’s Confidential Proprietary Information under this Agreement.

13.5.3           Terminated Product Reversion. Except in connection with any termination by Lilly pursuant to Section 13.2 or Section 13.4.2, in the event of any termination of this Agreement in its entirety or with respect to a Project, if requested by ProQR, the Parties shall negotiate in good faith to enter into a separate agreement detailing the potential transition to ProQR of Lilly’s rights and obligations (or portions thereof) with respect to any Terminated Product or Terminated Project, in each case that is Covered by a Patent contained in the Lilly or Joint Program IP, which agreement may provide for the payment of royalties or other compensation by ProQR to Lilly for the Commercialization by ProQR of any such Terminated Product; and provided that: (a) Lilly shall have no obligation to negotiate or grant a license to any Excluded Technology; (b) Lilly shall have no obligation to provide ProQR any Lilly Background IP or Excluded Technology used in such Terminated Products (or any rights to any such Excluded Technology); and (c) with respect to any Lilly Technology that is licensed to Lilly from a Third Party, Lilly shall have no obligation to negotiate with such Third Party for, or grant, any sublicense rights to ProQR, but shall advise ProQR of the identity of such Third Party licensor and the nature of the relevant Lilly Technology, and ProQR shall be solely responsible, at its sole cost and expense, for obtaining and negotiating for any rights to such Third Party’s technology or Intellectual Property Rights. Notwithstanding the foregoing, if the Parties are unable to agree on the terms of such a transition agreement within ninety (90) days of commencement of discussions with respect thereto despite their good faith efforts, Lilly shall have no further obligation to enter into such an agreement or negotiate with ProQR with respect thereto.

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13.6           Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation or right accruing prior to such expiration or termination. Except as set forth below or elsewhere in this Agreement, the obligations and rights of the Parties under the following provisions of this Agreement shall survive expiration or termination of this Agreement: Articles 1 (to the extent defined terms are used in other surviving provisions), 11, and 14, and Sections 6.3, 6.5, 6.6, 8.3.1 (solely with respect to the conversion of the license granted in Section 6.1 in the event of the expiration of this Agreement), 8.3.7 and 8.4 (both only if and as needed for Lilly to provide a final Royalty payment and report), 8.5 (for a period of [***] to permit ProQR to conduct a final audit if applicable), 9.1-9.4 (inclusive), 9.7.4, 9.8.5, 9.8.6 and 9.8.7 (both solely with respect to Joint Patents), 9.10 (solely with respect to Joint Patents), 12.1.7, 13.5, 13.6, 15.2, 15.4, 15.6, 15.11 and 15.17.

13.7           Bankruptcy Code. If this Agreement is rejected or disclaimed by a Party as a debtor under Section 365 of the United States Bankruptcy Code, the Dutch Bankruptcy Act (Faillissementswet) and the Insolvency Regulation (and implementations thereof) or similar provisions in the bankruptcy, insolvency, reorganization or debtor relief laws of another jurisdiction (collectively, the “Code”), then, notwithstanding anything else in this Agreement to the contrary, all licenses and rights to licenses granted under or pursuant to this Agreement by the Party in bankruptcy to the other Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Code (or similar provision in the bankruptcy laws of the jurisdiction), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Code (or similar provision in the bankruptcy laws of another applicable jurisdiction). The Parties agree that a Party that is a licensee of rights under this Agreement shall retain and may fully exercise all of its rights and elections under the Code, and that upon commencement of a bankruptcy proceeding by or against a Party under the Code, the other Party shall be entitled to a complete duplicate of, or complete access to (as such other Party deems appropriate), any such intellectual property and all embodiments of such intellectual property, if not already in such other Party’s possession, shall be promptly delivered to such other Party: (a) upon any such commencement of a bankruptcy proceeding upon written request therefor by such other Party, unless the bankrupt Party elects to continue to perform all of its obligations under this Agreement; or (b) if not delivered under the foregoing subclause (a), upon the rejection of this Agreement by or on behalf of the bankrupt Party upon written request therefor by the other Party. The foregoing provisions of this Section 13.7 are without prejudice to any rights a Party may have arising under the Code.

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Article 14

GOVERNING LAW; DISPUTE RESOLUTION

14.1           Governing Law. This Agreement is governed by and will be construed in accordance with the laws of the State of New York, without reference to its conflict of laws principles. The United Nations Convention of International Contracts on the Sale of Goods (the Vienna Convention) does not apply to this Agreement.

14.2           Disputes. The Parties recognize that controversies or claims arising out of, relating to, or in connection with this Agreement may arise from time to time. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties shall follow the procedures set forth in this Article 14 to resolve any dispute. If any dispute, claim or controversy of any nature arising out of or relating to this Agreement, including any action or claim based on tort, contract or statute, or concerning the interpretation, effect, termination, validity, performance or breach of this Agreement (each, a “Dispute”), arises between the Parties, either Party may request in writing that the Dispute be submitted to the Executive Officers of each Party for resolution within [***] of such written notice. If the Executive Officers have not succeeded in negotiating a resolution of the Dispute within [***] after the notice of Dispute, and a Party wishes to pursue the matter, the Parties may seek to resolve the Dispute in any federal court having jurisdiction thereof located in New York, New York as further described in Section 14.3.

14.3           Litigation; Equitable Relief. The Federal courts located in New York, New York shall have exclusive jurisdiction over, and shall be the exclusive venue for resolution of, any Dispute not resolved through the informal Dispute-resolution procedures described in Section 14.2. If, within [***] following a notice by either Party to the other that it does not believe the Dispute can be resolved through the Executive Officers, neither Party has commenced proceedings seeking to resolve such Dispute in any federal court having jurisdiction, then such Dispute and all related rights, demands, claims, actions, causes of action, suits, proceedings and Losses of every kind and nature shall be deemed to have been irrevocably waived and released, to the fullest extent permitted under Applicable Laws. Notwithstanding anything to the contrary in this Agreement, either Party may, at any time and without waiving any remedy under this Agreement, seek from any court having jurisdiction any temporary injunctive or provisional relief necessary to protect the rights or property of that Party. Any final judgment resolving a Dispute may be enforced by either Party in any court having appropriate jurisdiction.

14.4           Waiver Of Jury Trial.

EXCEPT AS LIMITED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, AND ENFORCEMENT HEREOF. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS ARTICLE WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED-FOR AGREEMENT BETWEEN THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT WHICH SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

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Article 15

MISCELLANEOUS

15.1           Entire Agreement; Amendment. This Agreement, including the Exhibits hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof, including the Confidentiality Agreement. The foregoing may not be interpreted as a waiver of any remedies available to either Party as a result of any breach, prior to the Effective Date, by the other Party of its obligations under the Confidentiality Agreement. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

15.2           Limitation of Liability. NEITHER PARTY MAY RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THIS SECTION 15.2 SHALL NOT BE CONSTRUED TO LIMIT EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER Article 11, EITHER PARTY’S LIABILITY FOR BREACH OF ITS EXCLUSIVITY OBLIGATIONS UNDER Article 7 OR CONFIDENTIALITY OBLIGATIONS UNDER Article 12 OR LIABILITY OF A PARTY FOR ITS INFRINGEMENT OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHTS OR FOR A PARTY’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD.

15.3           Independent Contractors. The relationship between Lilly and ProQR created by this Agreement is solely that of independent contractors. This Agreement does not create any agency, distributorship, employee-employer, partnership, joint venture or similar business relationship between the Parties. Neither Party is a legal representative of the other Party, nor can either Party assume or create any obligation, representation, warranty, or guarantee, express or implied, on behalf of the other Party.

15.4           Notice. Any notice required or permitted to be given by this Agreement must be in writing, in English. Any and all notices or other communications or deliveries required or permitted to be provided hereunder must be in writing and will be deemed given and effective if: (a) delivered by hand or by overnight courier with tracking capabilities; (b) mailed postage prepaid by first class, registered, or certified mail; or (c) delivered by electronic mail, in each case, addressed as set forth below unless changed by notice so given:

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If to ProQR:

ProQR Therapeutics N.V.

Zernikedreef 9

2333 CK Leiden, the Netherlands

Attn: Business Development

[***]

With a copy to (which will not constitute notice):

ProQR Therapeutics VIII B.V.

Zernikedreef 9

2333 CK Leiden, the Netherlands

Attn: Legal Department

[***]

If to Lilly:	Eli Lilly and Company Lilly Corporate Center Indianapolis, Indiana 46285 Attn: Vice President, Corporate Business Development [***]

Each Party shall also provide a copy of any notice (via e-mail if available) to the other Party’s Alliance Manager.

15.5           Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable, or illegal by a court of competent jurisdiction: (a) such adjudication shall not, to the extent feasible, affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Agreement; (b) this Agreement shall be construed and enforced as if such invalid, unenforceable or illegal provision had never comprised a part hereof; and (c) all remaining portions will remain in full force and effect and shall not be affected by the invalid, unenforceable or illegal provision or by its severance herefrom.

15.6           Non-Use of Names. ProQR shall not use the name, trademark, logo, or physical likeness of Lilly or its respective officers, directors or employees, or any adaptation of any of them, in any advertising, promotional or sales literature, without Lilly’s prior written consent. ProQR shall require its Affiliates to comply with the foregoing. Lilly shall not use the name, trademark, logo, or physical likeness of ProQR or its officers, directors or employees, or any adaptation of any of them, in any advertising, promotional or sales literature, without ProQR’s prior written consent. Lilly shall require its Affiliates and Sublicensees to comply with the foregoing.

15.7           Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that a Party may make such an assignment or transfer without the other Party’s consent to: (a) its Affiliate, provided that such Party shall remain primarily liable for any acts or omissions of such Affiliate; or (b) to an Acquirer in connection with a Change of Control, subject to Section 15.8. Any permitted assignee shall, in writing to the non-assigning Party, expressly assume performance of such assigning Party’s rights and obligations. Any permitted assignment is binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 15.7 is null, void and of no legal effect.

CONFIDENTIAL

15.8         ProQR Change of Control.

15.8.1           Notification of Change of Control. ProQR shall provide Lilly with written notice of any Change of Control of ProQR promptly [***].

15.8.2           Effects of Change of Control. Except in the scenario set forth in Section 15.8.4(b) below (in which case, the terms of Section 15.8.4(b) shall apply to such scenario), following a Change of Control of ProQR at any time before expiration of the Research Term, Lilly may elect whether the Research Transfer Scenario (in subsection (a) below) or the Research Continuance Scenario (in subsection (b) below) shall apply to such Change of Control, as provided in Section 15.8.3 depending on whether or not such Acquirer is engaged in a Competing Program as of the closing of the Change of Control transaction.

(a)           Research Transfer Scenario. The “Research Transfer Scenario” means [***]:

(i)           [***];

(ii)          [***]; and

(iii)         [***]

(b)           Research Continuance Scenario. The “Research Continuance Scenario” means [***].

15.8.3           Acquirer Engaged in Competing Program. [***]

15.8.4           Acquirer Not Engaged in Competing Program. [***]

15.8.5           Acquirer Patent Rights. Following any Change of Control of ProQR to an Acquirer that owns or controls any Patent rights Covering Products, if Lilly thereafter makes any payments to the Acquirer or owes any amounts to the Acquirer on account of such Patent rights and Lilly’s exploitation of rights hereunder with respect to Products, Lilly may deduct [***] percent ([***]%) of such amounts. from any payments otherwise due to ProQR under Article 8 For avoidance of doubt, this right shall not apply to amounts due under any agreement between Lilly and the Acquirer that was in effect prior to the Change of Control (which may nonetheless be subject to Section [***]).

15.8.6           Firewalled Programs. Promptly following the first to occur of any of the following events in relation to an Acquirer of ProQR: (a) [***], (b) [***], or (c) [***].

CONFIDENTIAL

15.8.7           Firewall Audits. Lilly shall have the right, through a designated Third Party auditor reasonably acceptable to ProQR, to audit ProQR’s (and, as applicable, its Affiliates’) obligations under this Agreement regarding implementation and enforcement of Firewalls under this Section 15.8 for purposes of confirming compliance with the Firewalls, identifying any vulnerabilities or breaches and requiring ProQR (or its Affiliates) to promptly remediate any non-compliance identified by such audit. In connection with such audit, duly authorized representatives of Lilly’s designated auditor may make an on-site visit to ProQR (or its Affiliate) for the purpose of conducting such audit. Lilly may conduct such audits from time to time as reasonably necessary to confirm ProQR’s compliance with such Firewall requirements no more than [***] or more frequently if Lilly reasonably believes at any time that ProQR is not in compliance with such Firewall requirements; provided that if the auditor identifies a breach of the Firewall, Lilly will be entitled to [***] additional audits within the same [***] to verify that appropriate action has been taken to remedy the breach of the Firewall. Any audits described under this Section 15.8.7 shall be conducted during ProQR’s regular business hours, for a duration only as reasonably necessary to confirm ProQR’s compliance with the applicable Firewall requirements, and shall not unreasonably interfere with or impede ProQR’s business operations. Lilly shall provide ProQR with written notice of such audit at least [***] prior to such requested audit (or such shorter period as may be designated by Lilly if Lilly reasonably believes at any time that ProQR is not in compliance with such Firewall requirements). All such audits shall be conducted at Lilly’s cost and expense. If the auditor identifies any breach of the Firewall, Lilly and/or the auditor will notify ProQR, and ProQR will promptly (and will use reasonable efforts to ensure its Affiliates promptly) take all action necessary to remedy such breach, and will provide Lilly with reasonable assurance that such action has been taken, at ProQR’s sole expense.

15.9           Waivers. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.

15.10           Force Majeure. Neither Party shall be responsible to the other for any failure or delay in performing any of its obligations under this Agreement or for other nonperformance hereunder (excluding, in each case, the obligation to make payments when due) if such delay or nonperformance is caused by strike, fire, flood, earthquake, accident, war, act of terrorism, epidemics, pandemics, quarantines, act of God or of the government of any country or of any local government, or by any other cause unavoidable or beyond the control of any Party hereto. In such event, such affected Party shall use Commercially Reasonable Efforts to resume performance of its obligations and will keep the other Party informed of actions related thereto.

CONFIDENTIAL

15.11           Interpretation. The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections, Appendices or Exhibits mean the particular Articles, Sections, Appendices or Exhibits to this Agreement and references to this Agreement include all Exhibits hereto. In the event of any conflict between the main body of this Agreement and any Exhibit hereto, the main body of this Agreement shall prevail. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation”; (b) the word “day” or “year” means a calendar day or year unless otherwise specified; (c) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not merely to the particular provision in which such words appear; (e) the words “shall” and “will” have interchangeable meanings for purposes of this Agreement; (f) provisions that require that a Party, the Parties or a committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes, email or otherwise; (g) words of any gender include the other gender; (h) words using the singular or plural number also include the plural or singular number, respectively; (i) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof; (j) the phrase “non-refundable” shall not prohibit, limit or restrict either Party’s right to obtain damages in connection with a breach of this Agreement; and (k) neither Party shall be deemed to be acting on behalf of the other Party.

15.12           Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which is deemed an original, but all of which together constitute one instrument. This Agreement may be executed and delivered electronically and upon such delivery such electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

15.13           Expenses. Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

15.14           Further Assurances. Lilly and ProQR hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver any and all documents and take any action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

15.15           No Third Party Beneficiary Rights. This Agreement is not intended to and shall not be construed to give any Third Party any interest or rights (including any Third Party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby, except for Lilly Indemnitees and ProQR Indemnitees as expressly provided in Section 11.1 or as otherwise expressly provided for in this Agreement.

15.16           Construction. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

CONFIDENTIAL

15.17           Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive unless explicitly stated to be so, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

15.18           Extension to Affiliates. Except as expressly set forth otherwise in this Agreement, each Party shall have the right to extend the rights and immunities granted in this Agreement to one or more of its Affiliates. All applicable terms and provisions of this Agreement, except this right to extend, shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to the Party extending such rights and immunities. For clarity, Lilly extending the rights and immunities granted hereunder shall remain primarily liable for any acts or omissions of its Affiliates.

15.19           ProQR Corporate Group. ProQR shall ensure that the multiple entities within the definition of “ProQR” remain Affiliates of each other throughout the Term and each such entity shall be jointly and severally liable for the performance or failure to perform of any such other entity hereunder. Lilly may take action to enforce this Agreement against any or all such entities and no such entity shall raise as a defense that the performance or failure to perform was an obligation of a different entity within the definition of ProQR.

[signature page follows]

In Witness Whereof, the Parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

Eli Lilly and Company

By:	/s/David A. Ricks
Name:	David A. Ricks
Title:	Chairman and Chief Executive Officer

ProQR Therapeutics N.V.

By:	/s/Daniel de Boer
Name:	Daniel de Boer
Title:	Chief Executive Officer

ProQR Therapeutics VIII B.V.

By:	/s/Daniel de Boer
Name:	Daniel de Boer
Title:	Chief Executive Officer

[Signature Page to Research and Collaboration Agreement]

Exhibit 1.115 - ProQR Platform Patents

[***]

Exhibit 3.3 − Reserved Targets

Gene (Disease/Protein) – Uniprot ID

[***]

Exhibit 4.1 – Research Program Outline

[***]

Exhibit 4.4.2 - Initial Workplan

[***]

Exhibit 4.7 Part A – Good Research Practices

Good Research Practice Expectations for External Partners

[***]

Exhibit 4.7 Part B – Animal Care

Lilly Principles for Animal Care and Use for Third Party Organizations

[***]

Exhibit 4.9 - Materials Transfer Record

[***]

Exhibit 10.2 – Disclosures Regarding ProQR Representations and Warranties

[***]

Exhibit 10.2.4 - Existing Patents

[***]

Exhibit 12.2 – Publicity

[***]